Form 1-A/A Amendment Number 1: This is a pre-qualification amendment for the Form 1-A dated May 11, 2022. This amendment is submitted mainly to update financial statements and to reflect changes in the Company’s engagement of a broker/dealer, escrow agent and transfer agent.

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

Preliminary Offering Circular

December 2, 2022

Prime Harvest, Inc.

1210 Olive St.

Ramona, California 92064

619-607-7234

10,000,000 Shares of Common Stock

Minimum Purchase: 100 shares of Common Stock

Prime Harvest, Inc., a Delaware corporation (the “Company” or “Prime Harvest”), is offering up to 10,000,000 shares (“Shares”) of its common stock, par value $0.0001 per share (“Common Stock”), with an aggregate amount of $42,000,000 (the “Maximum Offering” or “Maximum Offering Amount”), in a “Tier 2 Offering” under Regulation A (the “Offering”). The initial public offering price per share of Common Stock is $4.20 per share. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The minimum investment amount per investor is $420.00 (100 shares of Common Stock) (the “Minimum Offering” or “Minimum Offering Amount”); however, we can waive the minimum purchase requirement on a case to case basis at our sole discretion. The subscriptions, once received, are irrevocable. This Offering is being conducted on a “best efforts” basis which means there is no guarantee that any minimum amount will be sold.

The Company will publicly market the Offering using general solicitation through methods that include emails to potential investors, the internet, social media, and any other means of widespread communication. The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution” for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company’s website at https://primeharvestinc.com/invest.

See also “Plan of Distribution” in this Offering Circular. None of the Shares offered are being sold by present security holders of the Company.

We expect to commence the sale of the Shares as of the date on which the Offering Circular of which this Offering Circular is a part is declared qualified by the SEC. Shares will be offered on a continuous basis until either (1) the date upon which the Company confirms that it has received in the bank account gross proceeds of $42,000,000 in deposited funds; (2) the expiration of 365 days from the date of this Offering Circular unless extended in its sole discretion by the Company; or (3) the date upon which a determination is made by the Company to terminate the Offering in its sole discretion (a “Termination Date”).

The Company has engaged Secured Trust Escrow (the “Escrow Agent”) to hold funds tendered by investors. We may hold a series of closings at which we receive the funds from the Escrow Agent and issue the shares of Common Stock to investors. This Offering will terminate at the earlier of the date at which the Maximum Offering Amount has been sold, and the date at which the Offering is earlier terminated by the Company, in its sole discretion. At least every 6 months after this Offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Offering is being conducted on a best-efforts basis. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

No sales of Shares will be made before the qualification of the Offering statement by the SEC in the United States. All Shares will be initially offered in all jurisdictions at the same price that is set forth in this Offering Circular.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act,” and, as such, have elected to comply with certain reduced public company reporting requirements. See “Offering Summary—Emerging Growth Company Status.”

Shares Offered by Us	Number of Shares	Price to Public	Underwriting Discounts and Commissions		Proceeds, Before Expenses, to Us (2)
Per Share:	1	$4.20	$0.01	(1)	$0.99
Total Maximum (2)	10,000,000	$42,000,000.00	$430,000	(1)	$41,570,000

(1)	The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution” for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

(2)	Does not include estimated offering expenses including, without limitation, legal, accounting, auditing, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering. We estimate the total expenses of this Offering will be approximately $7,140,000, not including commissions or state filing fees.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 7.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION. THE COMMISION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular is following the offering circular format described in Part II of Form 1-A/A.

Sales of these securities will commence on approximately _________, 2022.

ITEM 2: TABLE OF CONTENTS

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. We do not take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Shares.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this Offering Circular.

i

MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this Offering Circular is derived from information provided by third-party market research firms or third-party financial or analytics firms that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

ii

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.	is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.	is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

iii

ITEM 3: SUMMARY AND RISK FACTORS

This summary of the Offering Circular highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire Offering Circular, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this Offering Circular, unless the context indicates otherwise, “Prime Harvest,” the “Company,” “we,” “our,” “ours” or “us” refer to Prime Harvest, Inc., a Delaware corporation, and its subsidiaries.

Overview

Prime Harvest, Inc. is an experienced and technologically innovative company that delivers distinctive brands, products and exceptional customer experiences to medical and recreational cannabis consumers. Operating through its San Diego County licensed, Ramona, California JAXX CANNABIS dispensary and delivery service, the Company has evolved into a premium branded destination whether in store or online. The Company plans on adding an indoor 40,000 sq. ft., state of the art genetics, cultivation and processing facility in 2023 to its Ramona headquarters location. The Company also has a City of La Mesa dispensary license and is negotiating for a favorable location with an expected opening in 2022 and will continue to strategically license and/or acquire dispensaries consistent with our strategies. The Company is developing new technologies that support California retail and state-wide delivery, express pick-up, and compliant e-commerce, furnishing a true all-in-one delivery management software that offers solutions entailing E-commerce, POS, CRM & Loyalty, SMS Marketing, and delivery logistics in one platform.

The Company intends to use the latest agronomic technology and sustainable techniques by leveraging its highly experienced management, cultivation team and strategic relationships with experienced suppliers to grow and sell high-quality branded cannabis related products through a variety of different channels. The Company is led by an executive team that has significant experience in the cannabis industry with a leadership team that is able to harness the true potential of the Company’s ability to become an industry leader in the state. See “Management- Executive Officers and Directors” for more information.

Prime Harvest Inc.’s Southern California operations, which are conducted through its retail brand Olive Tree Wellness Center LLC, d/b/a JAXX Cannabis, a subsidiary of the Company, include one (1) of only four (4) retail licenses in San Diego County. Operating as JAXX Cannabis in the city of Ramona, CA, the licensed dispensary has approximately 10,000 registered clients and is permitted to deliver to the entire County of San Diego.

Olive Tree Wellness Center LLC license (San Diego County CUP #M-0004) is, for California licensing purposes, owned only 50% by the Company, and the Company is in the process of acquiring the remainder 50%, from Mr. Renny Bowden for $1,300,000. The Company’s City of La Mesa dispensary license (La Mesa CUP #317-85) is, for California licensing purposes, owned 100% by the Company.

Corporate Information

The Company incorporated in the State of Delaware in August of 2020. Our principal executive offices are located at 1210 Olive Street, Ramona, California 92064 and our corporate telephone number is 619-206-5274.

Our corporate website is www.primeharvestinc.com. The information contained on or that can be accessed through our website is not incorporated by reference into this Offering Circular and you should not consider information on our website to be part of this Offering Circular or in deciding whether to purchase our common stock.

THE OFFERING

Securities Being Offered by the Company	10,000,000 shares of common stock, par value $0.0001 per share (each a “Share” and collectively, the “Shares”), on a “best efforts” basis for up to $42,000,000 of gross proceeds. Purchasers of the Shares will become our common stockholders.

Offering Price per Common Stock by the Company	The initial public offering price per share of Common Stock is $4.20 per Share.

Distribution	There is no minimum amount we are required to raise from the shares of Common Stock being offered hereby. There is no guarantee that we will sell any of the shares of Common Stock being offered in this Offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to implement our Company’s business plan or pay for the expenses of this Offering. Dalmore Group LLC. (“Dalmore”) has agreed to act as the broker/dealer of recording connection with this Offering.

Minimum Investment Amount

The minimum investment amount per investor is $420 (100 shares of Common Stock); however, we can waive the minimum purchase requirement on a case to case basis in our sole discretion. The subscriptions, once received, are irrevocable. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from Investors on a “best efforts basis”. The Company has engaged Secured Trust Escrow (the “Escrow Agent”) to hold funds tendered by investors. We may hold a series of closings at which we receive the funds from the Escrow Agent and issue the shares of Common Stock to investors.

Investors may not withdraw their funds tendered from the bank account unless the Offering is terminated without a closing having occurred. Investors are not entitled to any refund of funds transmitted by any means to the Company, or to the bank account, for any reason, unless the investor does not clear compliance by the broker-dealers involved.

Investment Amount Restrictions	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Capital Stock	Our common stock is common equity and contains no preferences as to other classes of our capital stock. Each share of our common stock entitles the holder to one vote on all matters submitted to the vote of the stockholders, including the election of directors

Number of Shares Outstanding Before the Offering of Common Stock	A total of 39,344,996 shares of common stock are issued and outstanding as of the date hereof.

Number of Shares Outstanding After the Offering of Common Stock if All the Stock Being Offered are Sold

A total of 49,344,996 shares of Common Stock will be issued and outstanding after this Offering is completed if all the Shares are sold. Unless we indicate otherwise, all information in this Offering Circular is based on 39,344,996 shares of Common Stock issued and outstanding as of May 3, 2022.

Voting Rights

Holders of our Common Stock are entitled to one vote per Share on any matter to be voted upon by stockholders. We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

Risk Factors

Investing in our Shares involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our Shares.

Use of Proceeds

Assuming a maximum raise of $42,000,000, the net proceeds of this Offering would be approximately $35,933,636 after subtracting commissions and estimated offering costs of $26,364 in audit fees, $4,000,000 in marketing and advertising costs related to the Offering, $30,000 (for 1 year) in fees for transfer agent and EDGAR fees, $420,000 in broker dealer fees, $120,000 accounting fees, $1,260,000 credit card fees, $10,000 graphic designer fees and $200,000 in legal fees. See “Use of Proceeds.”

Termination of the Offering

Shares will be offered on a continuous basis until either (1) the date upon which the Company confirms that it has received in the bank account gross proceeds of $42,000,000 in deposited funds; (2) the expiration of 365 days from the date of this Offering Circular unless extended in its sole discretion by the Company; or (3) the date upon which a determination is made by the Company to terminate the Offering in its sole discretion.

No Trading Market

The Company is not listed on any trading market or stock exchange, and its ability to list its shares of common stock in the future is uncertain. Investors should not assume that the offered Shares will be listed. A public trading market for the Shares may not develop.

Transfer Agent	Dalmore Direct

Escrow Agent	Secured Trust Escrow

The Company has entered into an Escrow Services Agreement with Secured Trust Escrow (the “Escrow Agent”). Investor funds will be held in an account by the Escrow Agent pending a closing or the termination of the Offering. While funds are held the escrow account and before a closing of the sale of our Common Stock in bona fide transactions that are fully paid and cleared: (i) the escrow account and escrowed funds will be held for the benefit of the investors, (ii) the Company will not be entitled to any funds received into the escrow account, and (iii) no amounts deposited into the escrow account shall become the property of the Company, or be subject to any debts, liens or encumbrances of any kind of the Company. No interest shall be paid on balances in the escrow account.

The Escrow Agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the securities.

Perks

The Company will provide the following perquisites* (each a “Perk” and together the “Perks”) to investors in this Offering, in addition to the Shares purchased, at each level of investment defined below, after a subscription for investment is accepted and after Shares are issued to the investor:

Weed 4 The People Boosted Benefits

TON $50,000+

●	15% Bonus Shares

●	$500 Instant rebate for in store purchases*

●	10% Lifetime Cashback Rewards

●	Exclusive Investor Perks

●	San Diego’s Cannabis Farmers Cup Awards VIP Judge Experience

●	Emerald Cup Awards attendance

●	Exclusive Investor Perks**

HALF TON $25,000+

●	10% Bonus Shares

●	$500 Instant rebate for in store purchases*

●	10% Lifetime Cashback Rewards

●	Exclusive Investor Perks

●	San Diego’s Cannabis Farmers Cup Awards VIP Judge Experience

●	Exclusive Investor Perks**

LBS $10,000+

●	5% Bonus Shares

●	$500 rebate for in store purchases*

●	10% Lifetime Cashback Rewards

●	Exclusive Investor Perks**

OUNCE $5,000+

●	$500 rebate for in store purchases*

●	10% Lifetime Cashback Rewards

●	Exclusive Investor Perks**

HALF OZ $2,500+

●	$250 rebate for in store purchases*

●	7% Lifetime Cashback Rewards

●	Exclusive Investor Perks**

EIGHTH $1,000+

●	$100 rebate for in store purchases

●	5% Lifetime Cashback Rewards

●	Exclusive Investor Perks**

GRAM $420+

●	$40 rebate for in store purchases

●	3% Lifetime Cashback Rewards

●	Exclusive Investor Perks**

*	In store rebates to be redeemed in store at Jaxx Cannabis retail location.
**	Exclusive Investor Perks may include discounts to our partner brands, invitation to networking events, access to limited edition merchandise, etc.

Risk Factors

This Offering involves significant risks and you should consider the Shares highly speculative. The following important factors, and those important factors described elsewhere in this Offering Circular, including the matters set forth under this section could affect (and in some cases have affected) the Company’s actual results and could cause such results to differ materially from estimates or expectations reflected in this Offering Circular and in any forward-looking statements made herein or by the Company.

The purchase of the Company’s Shares of Common Stock involves substantial risks. An investment in the Shares is highly speculative in nature, involves a high degree of risk and should be undertaken only by persons who can afford to lose their entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. Accordingly, prospective investors should carefully consider the following risk factors, in addition to any other risks associated with this investment, in evaluating a conversion into and/or a purchase of the Shares (collectively or individually, an “investment”). You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

Summary of Risk Factors:

This Offering involves significant risks and you should consider the Shares highly speculative. The following important factors, and those important factors described elsewhere in this Offering Circular, including the matters set forth under the section entitled “Risk Factors,” could affect (and in some cases have affected) the Company’s actual results and could cause such results to differ materially from estimates or expectations reflected in this Offering Circular and in any forward-looking statements made herein or by the Company. These important risk factors include, but are not limited to:

●	Risks related to the investment and this Offering;

●	Risks related to the Company; and

●	Risks related to the regulatory environment.

Risks Relating to This Offering and Investment

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

An Investment in the Company’s Shares Could Result in a Loss of Your Entire Investment.

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

If you Invest, you will be Considered a “Financial Interest” Holder under California Laws and Regulations.

If you invest in the Company, you will be considered a “financial interest” holder under various California laws and regulations, and thus your name and other personal information must be disclosed by the Company to various California regulatory agencies. In order to invest in the Company, you will have to provide the following information which the Company will, in turn, have to provide to various regulatory agencies in California in order to comply with certain laws and regulations: your name, birthdate, social security number or tax identification number and your government-issued identification type and number. As a financial interest holder, your name and other information will be listed on various applications for licensure for the Company, for example. While the Company will use its best efforts to protect your private information, the Company has no control over the information once it passes it along to the various California agencies. It is also possible that other states or jurisdictions may impose similar or other requirements, on you as an investor in a cannabis related company, and that you may have to assist the Company in providing information, including personal information, to other governmental authorities, or others.

The Company has Significant Discretion Over the Net Proceeds of This Offering.

The Company has significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management’s use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. You are urged to review the Use of Proceeds in this Offering but to understand that the actual use of the net proceeds of this Offering may vary significantly. In all cases, you should consult with your attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The Company may undertake Additional Equity or Debt Financing that may Dilute the Shares in this Offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

If the Maximum Offering is not Raised, the Company’s Long-Term Debt or the Amount of Additional Equity the Company Needs to Sell may Increase.

There is no assurance that the maximum amount of Shares in this Offering will be sold. If the Maximum Offering Amount is not sold, the Company may need to incur additional debt or raise additional equity in order to finance its operations. Increasing the amount of debt will increase the Company’s debt service obligations and make less cash available for distribution to its investors. Increasing the amount of additional equity that the Company will have to sell in the future will further dilute those investors participating in this Offering.

There Is No Assurance the Company Will Be Able to Pay Distributions to Investors.

While the Company may choose to pay distributions at some point in the future to its Investors, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There is No Public Trading Market for the Company’s Shares

At present, there is no active trading market for the Company’s securities and the Company cannot assure that a trading market will develop. The Company’s common stock has no trading symbol. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the Company must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”) of which there is no assurance, before active trading of the Company’s securities could commence. In fact, there are serious questions as to whether an exchange would allow a U.S. cannabis-related company to list and trade at all. If the Company’s securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’s automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the SEC in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the SEC and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

Should the Company’s Securities Become Quoted on a Public Market, Sales of a Substantial Number of Shares of its Securities may Cause the Price of The Company’s Securities to Decline.

Should a market develop and the Company’s investors sell substantial amounts of its Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for the Company to sell equity or equity-related securities at a time and price that the Company deems reasonable or appropriate.

The Price for the Company’s Shares May Be Volatile.

The market price of the Company’s Shares, if any trading begins in the future, is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond its control, including the following:

●	The Company may not be able to compete successfully against current and future competitors.

●	The Company’s ability to obtain working capital financing.

●	Additions or departures of key personnel.

●	Sales of the Company’s Shares.

●	The Company’s ability to execute the business plan.

●	Operating results that fall below expectations.

●	Regulatory developments, particularly those affecting cannabis.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Shares, if they are ever traded on a public market. As a result, you may be unable to resell your Shares at a desired price.

The Offering Price for the Shares has been Determined by the Company.

The price at which the Shares are being offered has been arbitrarily determined by the Company. There is no relationship between the Offering price and the Company’s assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Shares was derived as a result of internal decisions based upon various factors including prevailing market conditions, the Company’s future prospects and needs, and the Company’s capital structure. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares, or at which the Shares might trade in a marketplace, if one develops.

Neither the Offering nor the Securities have been Registered Under Federal or State Securities Laws, Leading to an Absence of Certain Regulation Applicable to the Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares in this Offering have no Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as an Investor in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a “liquidation event” or “change of control” the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have Significant Influence on the Management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have no ability to vote on nearly all issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

Risks Relating to the Company

Recently Formed Company.

The Company was formed on, and has had, a limited operating history and financial track record on which it can be evaluated. As a result, prospective investors in the Shares have very limited financial or other information regarding the investment experience of the Company or information on the Company’s prospects to assist in making their investment decision. There is no guarantee that the Company will ever realize any significant operating revenues or that its operations will ever be profitable.

Company is Not Yet Profitable.

To date, the Company has had operating losses and does not expect to be initially profitable for at least the foreseeable future, and cannot accurately predict when it might become profitable. Since the Company’s inception, it has experienced net losses and negative cash flows from operations. The Company expects its operating expenses to increase in the future as it expands its operations. If the Company’s revenue does not grow at a greater rate than its operating expenses, the Company will not be able to achieve and maintain profitability. The Company expects to incur significant losses in the future for a number of reasons, including without limitation the other risks and uncertainties described herein. Additionally, the Company may encounter unforeseen operating or legal expenses, difficulties, complications, delays and other factors that may result in losses in future periods. If the Company’s expenses exceed its revenue, the Company may never achieve or maintain profitability and the Company’s business may be harmed.

Dependency on Management.

The Company is dependent upon its management, key personnel and consultants to execute the business plan, and some of them will have concurrent responsibilities at other businesses. The Company’s success is heavily dependent upon the continued active participation of the Company’s current executive officers as well as other key personnel and consultants. Some of them will have concurrent responsibilities at other entities. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company’s business, financial condition or results of operations. Further, the Company’s success and achievement of the Company’s growth plans depend on the Company’s ability to recruit, hire, train and retain other highly qualified personnel. Competition for qualified employees among companies in the industries in which the Company participates is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company’s business, financial condition or results of operations.

The Company’s Business Plan is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits. An investment in the Company’s Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues.

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (6) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

Computer, Website or Information System Breakdown Could Affect the Company’s Business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes in The Economy Could Have a Detrimental Impact.

Changes in the general economic climate, both in the United States and internationally, could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on products and services like those of the Company and may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

Increased Costs could Affect the Company.

An increase in the cost of raw materials, energy or other goods and services could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, and other materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

If the Company’s Efforts To Build A Strong Brand And Maintain Customer Satisfaction And Loyalty Are Not Successful, It May Not Be Able To Attract Or Retain Customers, And Its Business May Be Harmed.

The Company believes that increasing, maintaining and enhancing awareness of the Company’s brand is critical to achieving widespread acceptance and success of the Company’s business. Building and maintaining a strong brand is important to attract and retain customers, as potential customers have a number of cannabis and other choices. Successfully building a brand is a time consuming and expensive endeavor and can be positively and negatively impacted by any number of factors. Some of these factors, such as the quality or pricing of the Company’s products, are at least partially within its control. Other factors will be beyond the Company’s control, yet users may nonetheless attribute those factors to the Company. The Company’s competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than the Company can. Many of the Company’s competitors are larger companies and promote their brands and have substantial resources to devote to such efforts. The Company’s competitors may also have greater resources to utilize advertising or website product placement more effectively than the Company can. If the Company is unable to execute on building a strong brand, it may be difficult to differentiate its business and products from its competitors in the marketplace, therefore its ability to attract and retain customers may be adversely affected and its business may be harmed.

The Company’s Operating Plan Relies in Large Part upon Assumptions and Analyses Developed by the Company.

If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from the Company’s forecasted results. Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecasts depend on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business;

●	the Company’s ability to manage its growth;

●	the Company’s assumptions related to farming, cultivating and distribution;

●	whether the Company can manage relationships with key vendors and third parties;

●	demand for the Company’s products and services;

●	the timing and costs of new and existing marketing and promotional efforts;

●	competition;

●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

●	the overall strength and stability of domestic and international economies; and

●	consumer habits.

Unfavourable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

The Company may be Unable to Manage Their Growth or Implement Their Expansion Strategy.

The Company may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of the Company’s business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on the Company’s administrative, operational and financial resources. If the Company is unable to successfully manage the Company’s future growth, establish and continue to upgrade the Company’s operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company’s financial condition and results of operations could be materially and adversely affected.

If the Company is Unable to Effectively Protect its Intellectual Property and Trade Secrets, That may Impair the Company’s Ability to Compete.

The Company’s success will depend on its ability to obtain and maintain meaningful intellectual property protection for any Company intellectual property. The names and/or logos of Company brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest, trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Patents, trademarks and copyrights that have been or may be obtained by the Company may be challenged by others, or enforcement of the patents, trademarks and copyrights may be required. The Company also relies upon, and will rely upon in the future, trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or wilfully, disclose the Company’s trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company’s competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company’s trade secrets from others use, or if the Company’s competitors develop equivalent knowledge, it could have a material adverse effect on the Company’s business.

Any infringement of the Company’s patent, trademark, copyright or trade secret rights could result in significant litigation costs, and any failure to adequately protect the Company’s trade secret rights could result in the Company’s competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company’s rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company’s Existing patent, copyright, trademark and trade secret rights against unauthorized third-party use.

Enforcing a claim that a third party illegally obtained and is using the Company’s existing patent, copyright, trademark and trade secret rights could be expensive and time consuming, and the outcome of such a claim is unpredictable. This litigation could result in diversion of resources and could materially adversely affect the Company’s operating results.

The Company’s Business Model is Evolving.

The Company’s business model is unproven and is likely to continue to evolve. Accordingly, the Company’s initial business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market the Company’s products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company’s business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness.

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it would have a material adverse effect on the Company’s results of operations and your investment.

Inability to Maintain and Enhance Product Image Could Affect the Company.

It is important that the Company maintains and enhances the image of its existing and new products and services. The image and reputation of the Company’s products and services may be impacted for various reasons including, but not limited to, bad publicity, litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns, and customer complaints. Such problems, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products and services. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits or other lawsuits or claims from customers alleging injury because of a purported defect in products or services or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company’s insurance policies, if any exist. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer or regulator complaints about the Company’s products or services could damage the Company’s reputation and diminish the value of the Company’s brand and brand equity, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

The Company Faces or Will Face Competition in the Company’s Markets.

The Company either faces, or will face, significant competition in the United States and elsewhere. In some cases, the Company’s competitors have or may have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s results of operations.

Data Security Breaches.

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against it. If the Company issued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

Outsourcing to Third Parties.

The Company depends on third-party providers for a reliable internet infrastructure and the failure of these third parties, or the internet in general, for any reason would significantly impair the company’s ability to conduct its business. The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to “denial-of-service” attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers’ performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company’s ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company’s Employees May Engage in Misconduct or Improper Activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company’s reputation.

Limitation on Director, Officer and Other’s Liability.

The Company will provide for the indemnification of directors, officers and others to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors, officers and others to the Company and its Shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification will be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or others controlling or working with the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Despite this, should the Company provide such indemnification, it could have a material adverse effect on the Company.

Inability to Manage the Potential Growth of Business.

The Company may be subject to growth-related risks including capacity constraints and pressure on our internal systems and controls. The ability of the Company to manage growth effectively will require us to continue to implement and improve our operations and financial systems and to expand, train, and manage our employee base. The inability of the Company to deal with potential growth could have a material adverse impact on our business, operations, financial condition, results of operations and/or prospects. Any expansion of operations the Company may undertake will entail risks; such actions may involve specific operational activities, which may negatively impact the profitability of the Company. Consequently, prospective investors in the Shares must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to the Company at that time, and (ii) management of such expanded operations may divert management’s attention and resources away from any other operations, all of which factors may have a material adverse effect on the Company’s present and prospective business activities.

Risks Related to the Regulatory Environment

Cannabis Remains Illegal at the Federal Law Level and in Many Other States.

A number of states have enacted laws allowing their citizens to purchase and use recreational marijuana, medical marijuana and to operate medical marijuana cultivation, production or dispensary facilities. Cultivating and distributing marijuana for medical and recreational use is permitted in California where the Company is based and where all of the Company’s cannabis products are grown, manufactured and sold, provided the Company remains in compliance with applicable state and local laws, rules and regulations. However, at the time this Offering commenced, marijuana is illegal under United States federal law, and under the laws of many states and foreign countries. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis pre-empts state laws that legalize its use. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with the business plans of the Company, even if they successfully procure all licenses for the cultivation, production and/or distribution of their cannabis products in California and could expose the Company to potential criminal liability and subject their properties to civil forfeiture. Additionally, certain state or foreign country laws could affect the Company if the state or foreign country believes the Company is violating those laws.

Regulatory Approval and Permits.

The Company may be required to obtain and maintain certain permits, licenses and approvals in the jurisdictions where its products are licensed. There can be no assurance that the Company will be able to obtain or maintain any necessary licenses, permits or approvals. Any material delay or inability to receive these items is likely to delay and/or inhibit the Company’s ability to conduct its business, and would have an adverse effect on its business, financial condition and results of operations.

Additionally, the failure to obtain licenses could occur through no fault of the Company. Due to complicated and often contradictory legislative efforts at the state, county and local level in California, some cannabis businesses have been unable to obtain licenses, renew licenses, or move from temporary or provisional licenses to permanent ones. In some cases, this could be due to the state or local legislative bodies not passing laws or regulations that allow licensing to take place or that allow temporary licenses to expire with no additional means to continue operating a licensed business. Should any of these situations, or others that are unanticipated at this time, prevent the Company obtaining the necessary licenses, permits, authorizations or accreditations it requires, even if it makes its best efforts to do so, it could result in restrictions on the Company’s ability to operate its business, which could have a material adverse effect on the Company and your investment.

Great Uncertainty as to Federal Law Enforcement for Investors in Cannabis-Related Companies.

While cannabis-related stocks and securities are currently accepted by, and trade on national securities exchanges including the New York Stock Exchange, and while federal securities regulators such as the SEC have not issued any prohibition against selling or issuing cannabis related securities, there is still uncertainty in the investment world as to the possible effects that cannabis being illegal under the federal Controlled Substances Act could have on cannabis-related company investors. In theory, investing in the Company or any a cannabis-related business could be found to violate the federal Controlled Substances Act. As a Shareholder and owner of the Company, it is theoretically possible that federal law enforcement officials could issue indictments to investors under federal law, and all of the assets an investor contributes to a cannabis business like the Company, could be subject to asset forfeiture because cannabis is still federally illegal. While the Company believes this risk is limited by its legal and compliant operation of its cannabis business under California law, the Company cannot assure any investor that the present federal climate, which seems to not be interested in prosecuting those involved with the growing legal cannabis business in states such as California, will continue to not prosecute those involved in cannabis-related businesses. The Company is not aware of any investor ever being prosecuted for simply investing in a cannabis related company by the United States federal government, but there is no assurance that such a prosecution will not occur in the future.

Furthermore, investors in cannabis-related businesses could be subject to a suspicious activity report (SAR) being the investor transfers funds to purchase the securities, under the theory that transferring funds to a business that is legally growing and selling cannabis in California is still violating federal law, making the need for a suspicious activity report to be filed. Although the Company has not been able to find any relevant precedent or confirmed media reports related to this issue, it remains theoretically possible that investors could get flagged for money laundering when they transfer funds to purchase cannabis-related stocks, and it is also possible that a bank could shut down the accounts of such investors.

The Company may be Deemed to be Aiding and Abetting Illegal Activities Through the Products that it Grows and Sells.

As a result, the Company may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect the Company’s business and may affect investors directly. Under federal law, and more specifically the Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Under certain laws of various states, the possession, use, cultivation, and/or transfer of cannabis is also illegal. The Company’s business involves the cultivation, and/or sale of cannabis which is legal in California where the Company grows, manufactures and sells its cannabis products. Despite being legal in California, federal law enforcement authorities, and perhaps even other states law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against the Company or its officers, directors and/or investors, not only based on the cultivating and sale of cannabis, but also possibly claims of aiding and abetting another’s criminal activities. As a result of such an action, the Company may be forced to cease operations and its investors could lose their entire investment. Such an action would have a material negative effect on the Company’s business and operations, and could have a negative effect on investors directly.

It is also possible that additional federal or state legislation could be enacted in the future that would prohibit or limit the Company from selling cannabis and cannabis-related products and services, and, if such legislation were enacted, the Company’s revenues would decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use the Company’s products, which would be detrimental to the Company. The Company cannot predict the nature of any future laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on the Company’s business, or on investors directly.

The Company’s Business is Dependent on California State Laws.

As of the date of this Offering, California has legalized cannabis for adult use at the state level. Continued development of the cannabis industry is dependent upon continued legislative authorization of cannabis at the state and local level in additional states. Any number of factors could slow or halt progress in this area. Further, progress in the cannabis industry, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Further legalization attempts at the state level that create bad public policy could slow or stop further development of the cannabis industry. Any one of these or other factors could slow or halt use of cannabis, which would negatively impact the Company’s business.

In addition, because of the burdensome, inconsistent and in some instances, incomplete legislation and regulation at the state and local levels, some believe that the California legal cannabis industry is in a contracting phase, and that some laws and regulations (or the lack thereof where needed) could result in a collapse of the legal cannabis industry in California. Defects in current legislation and regulation, expiring temporary licenses without timely renewals, over-regulation and over-taxation, and the costs of compliance (including attorneys and accountants) could negatively impact the Company’s business.

Olive Tree Wellness Center LLC License

Olive Tree Wellness Center LLC is, for California license purposes, owned only 50% by the Company, and the Company is in the process of acquiring the remainder 50%, While the Company signed a binding letter of intent to acquire the remaining 50% for $1,300,000, however there is no assurance that the Company will complete the purchase.

City of La Mesa License

The Company’s City of La Mesa dispensary license (City of La Mesa CUP #317-85) is, for California licensing purposes, owned 100% by the Company.

Uncertainty in many Related Business Industries Caused by Federal Laws or State Laws Outside of California.

Several industries that are used by most businesses have limitations or prohibitions on their use in cannabis related industries, and such limitations or prohibitions could have a detrimental effect on the Company’s business, and on your investment. The following list are several examples of such limitations or prohibitions, and others exist or will exist in the future, that make investment into the Company, or any cannabis-related company, subject to a high level of risk:

●	Advertising and marketing of cannabis and cannabis-related products is often limited or prohibited, including by such major companies as Google, Facebook and Twitter, and by the television industry. The inability to advertise and market the Company’s products could have a significant effect on the Company’s revenues and growth potential.

●	The Company’s access to real estate could be limited, its rights to such real estate could be voidable, and it could be forced to incur substantial costs. Some property owners may believe cannabis businesses contribute to an undesirable environment for a variety of alleged reasons including that cash accumulations and the presence of cannabis create a target for theft; and some processes, such as extraction, can create unpleasant odors.

●	The Company’s ability to attract qualified senior management and directors may be hampered by the uncertainty of the legal status of cannabis at the federal level.

●	The Company’s ability to transport its products is limited. Interstate commerce in cannabis products is illegal. Transportation of cannabis products from one state to another, even if cannabis is legal in both states, is prohibited or severely limited. Within a state, transportation via air or sea is subject to federal regulation, and therefore could be considered illegal. Arguably, transportation intrastate on federal highways could be seen as illegal.

●	The Company may not be accorded the protection of bankruptcy laws because most bankruptcy law is federal law. While any cannabis company that wishes to obtain temporary protection from creditors may seek protection under state laws or common law relating to creditors’ rights, it may not be able to use the protections afforded under provisions of the federal Bankruptcy Code.

Difficulty in Acquiring Insurance.

Insurance that is otherwise readily available, such as workers compensation, general liability, and directors’ and officers’ insurance, is more difficult for cannabis-related companies to find and more expensive than for other businesses. There are no guarantees that the Company will be able to find all such desired insurance coverages in the future, or that the cost will be affordable to the Company. If the Company are forced to go without certain insurance, it may prevent the Company from entering into certain business sectors, may inhibit the Company’s growth, and may expose the Company to additional risk and financial liabilities.

Limited Accessibility to the Service of Banks.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies operating in compliance with applicable state laws, banks remain wary of accepting funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under federal law, there remains a compelling argument that banks may be in violation of federal law when accepting for deposit funds derived from the sale or distribution of cannabis. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. Although the Company currently has bank accounts, its inability to open additional bank accounts or maintain its current account may make it difficult for the Company to do business. The inability to bank would also create a number of risks for the Company, including the possibility of a lack of verifiable financial records and accumulation of cash.

Uncertainty as to Federal Taxation for Cannabis-Related Businesses.

Because of federal laws making cannabis illegal, and because of certain provisions of the Internal Revenue Code, certain normal business expenses for other companies that are deductible by those companies, when incurred by cannabis-related companies, may not be deductible when calculating income tax liability and this can be detrimental to the Company’s business. For example, Internal Revenue Code Section 280E prohibits businesses from deducting their ordinary and necessary business expenses other than costs of goods sold, where the business operations consist of activities that violate the federal Controlled Substances Act. Consequently, as long as cannabis remains subject to the federal Controlled Substances Act, cannabis companies including the Company may be at a disadvantage when it comes to profitability, compared to conventional companies. The effective tax rate on a cannabis-related business may depend on how large its ratio of nondeductible expenses is to its total revenues. Therefore, the Company’s cannabis-related business may be less profitable than it could otherwise be.

Potential Growth Continues to be Subject to New and Changing State and Local Laws and Regulations.

Continued development of the cannabis industry is dependent upon continued legislative legalization of cannabis at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level, particularly in California, could negatively impact the Company’s business. Additionally, changes in applicable state and local laws or regulations could restrict the products and services the Company offer or impose additional compliance costs on the Company or its customers. Violations of applicable laws, or allegations of such violations, could disrupt the Company’s business and result in a material adverse effect on its operations. The Company cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be materially adverse to the Company’s business.

The Cannabis Industry Faces Significant Opposition.

The Company is substantially dependent on the continued market acceptance, and the proliferation of consumers, of medical and recreational cannabis, particularly in California. The Company believes that with further legalization, cannabis will become more accepted, resulting in a growth in consumer demand. However, the Company cannot predict the future growth rate or future market potential, and any negative outlook on the cannabis industry may adversely affect the Company’s business operations. Additionally, large, well-funded business sectors may have strong economic reasons to oppose the development of the cannabis industry. For example, medical cannabis may adversely impact the existing market for the certain medications sold by mainstream pharmaceutical companies. Should cannabis displace other drugs or products, the medical cannabis industry could face a material threat from the pharmaceutical industry, which is well-funded and possesses a strong and experienced lobby. Any inroads the pharmaceutical, or any other potentially displaced, industry or sector could make in halting or impeding the cannabis industry could have a detrimental impact on the Company’s business.

The Company Operates in an Evolving Industry.

If the legal cannabis industry develops more slowly than the Company expects, its operating results and growth prospects could be harmed. in addition, the Company’s future growth depends on the growth of the legal cannabis industry. The legal cannabis industry is a relatively new and rapidly evolving industry, making the Company’s business and prospects difficult to evaluate. If new developments in the legal cannabis industry occur, particularly new laws or regulations or adverse interpretations of existing laws and regulations, technologies or if the Company is unable to successfully compete with current and new competitors, its business will be harmed, and it may not be able to survive. The growth and profitability of this industry, as it exists today, and the level of demand and market acceptance for the Company’s products, are subject to a high degree of uncertainty. The Company believes that the continued growth of legal cannabis industry will depend on many factors, some of which cannot be foreseen at present. This nascent industry may develop more slowly than the Company expects, which could adversely impact the Company’s operating results and its ability to grow its business.

Federal Regulation and Enforcement may Adversely affect the Implementation of Medical and Recreational Marijuana Laws and Regulations May Negatively Impact the Company’s Revenues and Profits.

Currently, there are many states plus the District of Columbia that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. Currently, there are states such as California, Colorado Nevada, Oregon and others that have laws and/or regulations that recognize, in one form or another, legal or decriminalized recreational sale and use of cannabis. Many other states are considering similar legislation allowing the medical sale and use of marijuana and/or recreational sale and use of marijuana. Conversely, under the federal Controlled Substance Act the policies and regulations of the Federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited at the federal level. Many states have similar prohibitions. Unless and until Congress amends the CSA with respect to medical marijuana, or as to recreational marijuana, there can be no assurance of the legal sale and use of cannabis-related products such as those of the Company, and there is a risk that federal authorities may enforce current federal law. If so, the Company may be deemed to be producing, cultivating or dispensing marijuana in violation of federal law or certain state laws. Active enforcement of the current federal regulatory position on cannabis, or similar enforcement actions by certain states, may indirectly and adversely affect the Company’s revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings and stated federal policy remains uncertain. The risk of strict enforcement of the state laws outside of California, as to the Company’s business, also remains uncertain.

The Judicial System May Adversely Affect the Implementation of Medical and Recreational Marijuana Laws and Regulations May Negatively Impact the Company’s Revenues and Profits.

Judicial interpretation of various state and federal laws related to cannabis could have a significant effect on the Company and its business. For example, in the recent past, the U.S. Supreme Court declined to hear a case brought by San Diego County, California that sought to establish federal preemption over state medical marijuana laws after the preemption claim was rejected by every court that reviewed the case, including the California 4th District Court of Appeals who wrote in its unanimous ruling, “Congress does not have the authority to compel the states to direct their law enforcement personnel to enforce federal laws.” However, in another case, the U.S. Supreme Court held that, as long as the federal Controlled Substance Act contains prohibitions against marijuana, under the Commerce Clause of the United States Constitution, the United States may criminalize the production and use of homegrown cannabis even where states approve its use for medical purposes. The inconsistencies of judicial rulings from court to court, and from state court to federal court, creates an atmosphere of uncertainty for the cannabis industry. Should judicial rulings occur that directly or indirectly prohibits or limits the ability of the Company to cultivate, process and sell cannabis, or that prohibit the sale or purchase or cannabis related products by others, the Company’s business and your investment could be significantly affected.

Volatility of Agricultural Commodities.

The Company uses certain agricultural commodities in the manufacturing of its products. Commodity markets are volatile and unexpected changes in commodity prices can reduce the Company’s profit margin and make budgeting difficult. Many factors can affect commodity prices, including but not limited to political and regulatory changes, weather, seasonal variations, technology and market conditions. Some of the commodities used by the Company may not be easily substituted. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

Significant Risks Associated with Cultivating and Farming any Agricultural Crop.

The Company is in the business of growing and cultivating cannabis and other agricultural crops. There are significant risks involved with the Company’s business as a result. The uncertainties inherent in weather, yields, prices, government policies, global markets, and other factors that impact farming can cause wide swings in farm income. For example, crop loss due to many factors is a very realistic possibility in the future, and has already occurred with the Company. Crop loss for the Company can occur as a result of many factors, including but not limited to, pesticide use, governmental testing of crops, weather, disease, mold and pests. Any and all crop loss by the Company for any reason could have a material adverse effect on the Company’s financial results and on your investment.

Additionally, other risks inherent in the Company’s business as a grower and cultivator of an agricultural crop include, but are not limited to (1) production risk derived from the uncertain natural growth processes of crops; (2) price or market risk such as uncertainty about the prices the Company will receive for their crops or the prices they must pay for inputs; (3) institutional risk resulting from uncertainties surrounding government actions such as regulations related to cannabis, tax laws, regulations for chemical use and rules for waste disposal; and (4) human or personal risk such as accidents, illness and death of the Company’s farmers, employees, contractors and staff. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

Significant Risks Associated with a Possible Oversupply of Cannabis in the Marketplace.

Because the legal cannabis industry is in its infancy and because of other factors, it is possible that the marketplace will face an oversupply of products that could drastically reduce the Company’s ability to sell its products, and the ability for the Company to charge what it desires to charge for its products. If any oversupply of cannabis occurs in the same marketplace that the Company is attempting to sell and distribute its products, the Company may not be able to sell its products at all, or may be forced to sell far less of its products than it plans to do. Furthermore, the Company may have to reduce its prices for its products if an oversupply occurs in the marketplace. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

For example, it has been widely reported that in 2018, Oregon’s legal marijuana producers grew more than twice as much cannabis as was legally consumed, leading to an oversupply at dispensaries and wholesale distributors. Such an oversupply in Oregon has led to concerns that high supply will lead to falling prices, and that the state government will take action to push down supply by increasing producer license fees, limiting the maximum amount of cannabis grown in the state, or capping the number of licenses temporarily or permanently. Should such an oversupply occur in the markets the Company sells in, or plans to sell in, similar concerns of falling prices, government action to push down supply by increasing license fees, government action to limit the maximum amount of cannabis grown in the state, or government action to cap the number of licenses temporarily or permanently issued could have a material adverse effect on the Company, and on your investment.

Government and Other Campaigns and Laws Could Reduce Demand

Government-sponsored campaigns and campaigns by other third parties against cannabis use, licensing reforms relating to the cultivation of cannabis, and the manufacture and sale of cannabis products, may reduce demand for the Company’s products and any change in any state, local, federal or international cannabis legislation or regulation and other legislation or regulation could have an impact upon present and future products which the Company may produce, which could have a material adverse effect on the Company’s financial results and on your investment.

Federal and State Legislation.

The Food and Drug Administration (the “FDA”) has indicated its view that certain types of products containing cannabidiol, a phytocannabinoid derived from the Cannabis plant (“CBD”) may not be permissible under the Federal Food, Drug and Cosmetic Act. The FDA’s position is related to its approval of Epidiolex, a marijuana-derived prescription medicine to be available in the United States. The active ingredient in Epidiolex is CBD. On December 20, 2018, after the passage of the Agriculture Improvement Act of 2018, FDA Commissioner Scott Gottlieb issued a statement in which he reiterated the FDA’s position that, among other things, the FDA requires a cannabis product (hemp-derived or otherwise) that is marketed with a claim of therapeutic benefit, or with any other disease claim, to be approved by the FDA for its intended use before it may be introduced into interstate commerce and that the FDCA prohibits introducing into interstate commerce food products containing added CBD, and marketing products containing CBD as a dietary supplement, regardless of whether the substances are hemp-derived. While we believe our existing and planned CBD product offerings comply with applicable laws, legal proceedings alleging violations of such laws could have a material adverse effect on our business, financial condition and results of operations.

Unknown Health Effects of Cannabis-Related Products.

At present, the positive and negative short-term and long-term effects on the human mind and body of cannabis, hemp, THC, CBD and other cannabis and hemp related components have not been conclusively studied. In addition, the positive and negative short-term and long-term effects on the human mind and body of smoking, vaping and other means of using or ingesting cannabis, hemp, THC, CBD and other cannabis and hemp related components have not been conclusively studied. Some individuals and entities believe that there may be negative effects on the human mind and body from the use of cannabis, hemp, THC, CBD, cannabis and hemp related components as well as from smoking, vaping and other means of using or ingesting cannabis, hemp, THC, CBD and other cannabis and hemp related components. Should studies confirm these negative effects, or should various governments, institutions, medical groups, consumer groups or others publicize these negative effects, whether accurate or not, it could lead to new legislation or other regulatory issues related to the sale of cannabis and hemp. Such other regulatory issues could have a material adverse effect on the Company’s business. Legislation or additionally, negative press or negative public opinion relating to human health issues related to cannabis, hemp, THC, CBD, cannabis and hemp related components or relating to smoking, vaping and other means of using or ingesting cannabis, hemp, THC, CBD and other cannabis and hemp related components, could have a material adverse effect on the Company’s business.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2022 on an actual basis.

This table should be read in conjunction with the information contained in this Offering Circular, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes thereto appearing elsewhere in this Offering Circular.

As of June 30, 2022 Actual
(Unaudited)
Cash	$67,941
Stockholders’ equity:
Common stock, $0.0001 par value; 39,344,996 shares issued and outstanding on an actual basis
Additional paid-in capital	4,444,136
Accumulated deficit	(5,147,130)
Total stockholders’ equity	(702,994)
Total capitalization	$(635,053)

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, any decision not to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

ITEM 4: DILUTION

Dilution is the amount by which the offering price paid by purchasers of common stock sold in this Offering will exceed the pro forma net tangible book value per Share after the Offering.

As of June 30, 2022, our net tangible book value was approximately $(147,810), or $(0.004) per share. Net tangible book value is the value of our total tangible assets less total liabilities.

Based on the initial offering price of $4.20 per one Share, on an as adjusted basis as of June 30, 2022, after giving effect to the offering of Shares and the application of the related net proceeds, our net tangible book value would be:

(i) $41,852,190, or $0.85 per Share, assuming the sale of 100% of the Shares offered (10,000,000 Shares);

(ii) $31,352,190, or $0.67 per Share, assuming the sale of 75% of the Shares offered (7,500,000 Shares);

(iii) $20,852,190, or $0.47 per Share, assuming the sale of 50% of the Shares offered (5,000,000 Shares); and

(iv) $10,352,190, or $0.25 per Share, assuming the sale of 25% of the shares offered (2,500,000 Shares).

Purchasers of Shares in this Offering will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in this Offering:

Percentage of offering shares of common stock sold	100%	75%	50%	25%
Offering price per share of common stock	$4.20	$4.20	$4.20	$4.20
Net tangible book value per share of common stock before this Offering	$(0.02)	$(0.02)	$(0.02)	$(0.02)
Increase in net tangible book value per share attributable to new investors	$0.85	$0.67	$0.47	$0.25
Pro forma net tangible book value per share after this offering	$0.85	$0.67	$0.47	$0.25
Immediate dilution in net tangible book value per share to new investors	$(3.33)	$(3.33)	$(3.33)	$(3.35)

The following tables sets forth depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in this Offering, as of June 30, 2022, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing shares of common stock in this Offering, after giving pro forma effect to the new investors in this Offering at the offering price of $4.20 per share of common stock, together with the total consideration paid an average price per share paid by each of these groups, before deducting estimated broker commissions and estimated offering expenses.

	100% of the Shares Sold
	Shares Purchased		Total Consideration				Average Price
	Number	Percent	Amount		Percent		per Share
Existing stockholders as of June 30, 2022	39,344,996	79.73%	$			%	$
New investors	10,000,000	20.27%		$42,000,000		%	$4.20
Total	49,344,996	100.0%	$		100.0%		$

	75% of the Shares Sold
	Shares Purchased		Total Consideration				Average Price
	Number	Percent	Amount		Percent		per Share
Existing stockholders as of June 30, 2022	39,344,996	83.99%	$			%	$
New investors	7,500,000	16.01%		$31,500,000		%	$4.20
Total	46,844,996	100.0%	$		100.0%		$

	50% of the Shares Sold
	Shares Purchased		Total Consideration				Average Price
	Number	Percent	Amount		Percent		per Share
Existing stockholders as of June 30, 2022	39,344,996	88.72%	$			%	$
New investors	5,000,000	11.28%		$21,000,000		%	$4.20
Total	44,344,996	100.0%	$		100.0%		$

	25% of the Shares Sold
	Shares Purchased		Total Consideration				Average Price
	Number	Percent	Amount		Percent		per Share
Existing stockholders as of June 30, 2022	39,344,996	94.03%	$			%	$
New investors	2,500,000	5.97%		$10,500,000		%	$4.20
Total	41,844,996	100.0%	$		100.0%		$

ITEM 5: PLAN OF DISTRIBUTION

The Company is offering up to 10,000,000 shares of Common Stock in this Offering at $4.20 per share, with a minimum investment of $420. There is no minimum amount we are required to raise from the shares of Common Stock being offered hereby. There is no guarantee that we will sell any of the shares of Common Stock being offered in this Offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to implement our Company’s business plan or pay for the expenses of this Offering, which we estimate to be $7,140,000, excluding commissions and state filing fees.

The approximate date of the commencement of the sales of the shares of Common Stock will be within two calendar days from the date on which the Offering is qualified by the SEC and on a continuous basis thereafter until the maximum number of shares of Common Stock offered hereby are sold or the Offering is earlier terminated. All offering expenses will be borne by us and will be paid out of the proceeds of this Offering. The Company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the Company.

This Offering will terminate at the earlier of: (i) the date at which the Maximum Offering Amount has been sold; (ii) the expiration of 365 days from the date of this Offering Circular unless extended in its sole discretion by the Company; or (iii) the date the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the SEC, if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. No sales of shares of Common Stock will be made prior to the qualification of the Offering statement by the SEC.

Dalmore Group LLC. (“Dalmore”) has agreed to act as the broker/dealer of record in connection with this Offering. Dalmore will receive compensation for sales of the shares offered and sold through its network (“Dalmore Network”) at a rate of 1% of the gross proceeds.

The Company will also publicly market the Offering using general solicitation through methods that include emails to potential investors, the internet, social media, and any other means of widespread communication.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company’s website at https://primeharvestinc.com/invest.

The following table shows the total discounts and commissions payable to Dalmore in connection with this Offering by the Company:

	Per Share		Total
Public offering price		$4.20	$42,000,000.00

Placement Agent commissions	$		$420,000.00

Proceeds, before expenses	$		$14,550,000.00

Other Terms

Dalmore has also agreed to perform the following services in exchange for the compensation discussed above:

●	act as broker/dealer of record for the Offering, coordinating efforts of parties involved and providing regulatory guidance,

●	assist with use of an “Issuer Reg A Raise” website where potential and current investors begin the process of onboarding/investing by entering their interest, required personal information and review and sign all Offering related documentation,

●	reviewing marketing materials,

●	performing AML/KYC checks on all investors, and

●	providing other financial advisory services normal and customary for Regulation A offerings and coordinate with the Company’s registered transfer agent, escrow agent and legal representatives

In addition to the commission described above, the Company will also pay to Dalmore a one-time expense fee of five thousand ($5,000) for out-of-pocket expenses incurred by Dalmore (the “Expense Fee”). The Expense Fee shall cover expenses anticipated to be incurred by the firm such as FINRA filings and any other expenses incurred by Dalmore in connection with the Offering. In addition, the Company will pay Dalmore a one-time consulting fee of twenty thousand ($20,000) (the “Consulting Fee”) which is due and payable within five (60) days of receipt of the No Objection Letter. Assuming the full amount of the Offering is raised and that Dalmore's targeted selling efforts lead to sales of $42,000,000, we estimate that the total fees and expenses of the Offering payable by the Company to Dalmore will be approximately $425,000.

Procedures for Subscribing

After the qualification of this Offering Statement by the SEC, if you decide to subscribe for any shares of Common Stock in this Offering, you should complete the following steps:

1. Go to https://primeharvestinc.com/invest and click on the “Invest Now” button

2. Complete the online investment form.

3. Once documentation is received, Dalmore will perform an AML/KYC check to verify the identity and status of the investor.

4. Once Dalmore approves AML/KYC for applicant, applicant delivers funds directly by check, wire, debit card, credit card, or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt.

5. Once shares are issued, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

A form of our Subscription Agreement is filed as Exhibit 4.1 to the Offering Statement.

The shares of Common Stock acquired under the Subscription Agreement will be issued to you by our transfer agent in book entry form upon acceptance of your Subscription Agreement and confirmation of funds received by the Company.

Selling Securityholders

No securities are being sold for the account of security holders. All net proceeds of this Offering will go to the Company.

ITEM 6: USE OF PROCEEDS TO ISSUER

Assuming a maximum raise of $42,000,000, the net proceeds of this Offering would be approximately $35,933,636 after subtracting commissions and estimated offering costs of $26,364 in audit fees, $4,000,000 in marketing and advertising costs related to the Offering, $30,000 (for 1 year) in fees for transfer agent and EDGAR fees, $420,000 in broker dealer fees, $120,000 accounting fees, $1,260,000 credit card fees, $10,000 graphic designer fees and $200,000 in legal fees. See “Use of Proceeds.”

Assuming a raise of $21,000,000, representing 50% of the Maximum Offering Amount, the net proceeds of this Offering would be approximately $17,983,636 after subtracting commissions and estimated offering costs of $26,364 in audit fees, $2,000,000 in marketing and advertising costs related to the Offering, $30,000 (for 1 year) in transfer agent and EDGAR fees, $120,000 in accounting fees, $630,000 in credit card fees, $10,000 graphic designer fees and $200,000 in legal fees.

Assuming a raise of $8,400,000, representing 20% of the Maximum Offering Amount, the net proceeds of this Offering would be approximately $6,961,636 after subtracting commissions and estimated offering costs of $26,364 in audit fees, $800,000 in marketing and advertising costs related to the Offering, $30,000 (for 1 year) in transfer agent and EDGAR fees, $120,000 accounting fees, $252,000 in credit card fees, $10,000 graphic designer fees and $200,000 in legal fees.

In the event that the Company would raise less than the Maximum Offering Amount, the Company would adjust its use of proceeds by reducing marketing and promotion expenditures and slowing our planned expansion within the United States with the proceeds of the Offering.

Please see the table below for a summary our intended use of the net proceeds from this Offering

Percent					Maximum Offering
Allocation	$8,400,000 Raise	%	$21,000,000 Raise	%	$42,000,000 Raise
	Use Category		Use Category		Use Category
50%	Location Licensing & Acquisition	50%	Location Licensing & Acquisition	50%	Location Licensing & Acquisition
8%	Mobile App & Technology Development	5%	Mobile App & Technology Development	3%	Mobile App & Technology Development
17%	Marketing & Promotion	17%	Marketing & Promotion	17%	Marketing & Promotion
25%	General and Administrative	28%	General and Administrative	30%	General and Administrative

Because the Offering is made on a “best efforts” basis, we may close the Offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this Offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

ITEM 7: DESCRIPTION OF BUSINESS

This Offering Circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions. As of the date of the preparation of this Offering Circular, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Corporate History

Prime Harvest Inc. was formed on May 31, 2016, in the state of Nevada. In March 2017, 1113131 B.C. LTD was incorporated under the Business Corporations Act in Province of British Columbia, Canada. This entity was formed with the intent of acquiring the assets and assuming the liabilities of Prime Harvest, LLC (per IFRS definition) on or before December 31, 2017. On December 31, 2017, the Company issued 2,525,000 unrestricted common shares and 12,000,000 restricted common shares to acquire Prime Harvest. The Company’s application for a cannabis retail dispensary license in the City of La Mesa, California received final approval and the Company was granted a Conditional Use Permit (City of La Mesa CUP #317-85).

In 2018 and leading into 2019, the capital markets had shifted and essentially shut down the window on newer companies in the space, thus leaving 1113131 to reorganize so that it could move forward. 2019 was a transition period for the Company. In 2020, the Company completed its transformation to a U.S. corporate entity. In 2020, the Canadian entity 1113131 successfully converted to Prime Harvest Inc., a U.S company, which continues to operate its original Ramona California location, expanding its revenue and customer base, continue its second license for a cannabis dispensary in La Mesa CA while solidifying ongoing relationships suppliers and distributors and operating in the most heavily regulated environment in the state of California.

Introduction

The Company is engaged in the direct-to-consumer sales of high-quality cannabis and its headquarters is located in Ramona, California. The Company was established to become a leading vertically integrated cannabis company, through optimizing assets and intellectual property along the supply chain. Prime Harvest Inc. is developing a premium, technology-focused full-service cannabis corporation to manage the cannabis development pipeline, from strain development and cultivation to extraction, purification, formulation, and the collection and management of data and tech-enabled services intended to improve products, modernize customer experiences and cement customers’ and producers’ ability to comply with regulations.

Prime Harvest Inc. will bring the rigor of over 100 years of combined hands-on cannabis operations experience, and technology to the emerging cannabis industry. The company’s focus is on leveraging licensed assets and the use of the latest technology to revolutionize the customer experience.

The Company and its members have over 100 years combined hands on experience in cannabis cultivation, retail, marketing, regulation, and consumer behavior. Today, the Company is also exploring to expand its footprint to other legal U.S. markets and Canada with an expanding portfolio as licensed cultivators, producers, manufacturers, distributors, and retailers of cannabis products.

Prime Harvest Inc.’s Southern California operations, which are conducted through its retail brand Olive Tree Wellness Center LLC, d/b/a JAXX Cannabis, a subsidiary of the Company, include one (1) of only four (4) retail licenses in San Diego County. Operating as JAXX Cannabis in the city of Ramona, CA, the licensed dispensary has approximately 12,000 registered clients and is permitted to deliver to the entire County of San Diego. Most recently, the JAXX Cannabis location was permitted by the County of San Diego to expand up to 40,000 sq. ft. of indoor cultivation, manufacturing, and distribution operations. For more information on the Company’s businesses and subsidiaries, please see the Company’s organizational chart below:

Company Organizational Chart

Olive Tree Wellness Center LLC license (CUP #M-0004) is, for California licensing purposes, owned only 50% by the Company, and the Company is in the process of acquiring the remainder 50% from Mr. Renny Bowden for $1,300,000. The Company’s City of La Mesa dispensary license (CUP #317-85) is, for California licensing purposes, owned 100% by the Company.

JAXX Cannabis

JAXX Cannabis upholds exceptional standards of quality and services and provides a rewarding experience for our customers in San Diego and the surrounding Southern California communities. JAXX Cannabis holds a retail and delivery license and is permitted to deliver countywide. With over 10,000 clients and growing, JAXX Cannabis continues to grow rapidly with steady and substantial increases in revenue each quarter.

Trust and credibility are at the heart of everything that the Company stands for. Our team is composed of experts in their respective fields, carefully assembled with the aim of building a world-class organization that can drive the cannabis industry and movement forward. Prime Harvest has the ambition to be a best U.S. company to work for and will consider additional benefits to support its team as the Company grows.

Prime Harvest Inc is extremely focused on continuing to technologically advance its current online order and cannabis delivery service throughout California. Everything about Prime Harvest was set up for growth and rapid expansion. From our San Diego County flagship retail brand, JAXX Cannabis - primed for future expansion in terms of space, transport links, utilities, infrastructure and equipment - to our team’s over 100 years of combined cannabis operations experience, we have the contacts and crew to make expansion happen quickly and efficiently.

Our mission is to appeal to the ethos of the cannabis consumer by setting the industry’s operational standard, and prioritizing accountability, sustainability, and community; while positively affecting millions of lives through the creation of a world-class platform that caters to strengthening the commercial cannabis pipeline.

In the past few years, modern cannabis culture has blossomed and the industry shifts in real-time. We are at the heart of these changes, bringing people together and pushing the mission forward with innovation to reinvent the consumer experience by defining and growing brands that consumers trust and love, and using technology as a tool for efficiency.

Higher Power To The People Together: Weed 4 The People is your chance to own a part of Prime Harvest. It is your opportunity to help create a new benchmark in safe cannabis access for all through the expansion of JAXX Cannabis, our flagship store and delivery. We have developed a concept that specializes in enhancing the customer’s experience:

Jaxx Premium Mobile Delivery App: The JAXX Premium Delivery Mobile App (“JAXX Premium Delivery”) is delivery services redefined as a sophisticated and more reliable experience to satisfy the needs of the cities in which we operate. The JAXX Premium Delivery application aims to inspire and encourage people from all walks of life to own their experiences, elevate their wellness, and fulfillment through the discovery of high-quality cannabis brands.

JAXX Premium Delivery will hold true to its vision of being a new concept, while weaving in traditional cannabis culture essence, which fulfills our objective to become a staple in the state of California, the largest cannabis market in the world.

By creating a new niche in the cannabis industry, JAXX Premium Delivery will contribute to changing preconceived notions about cannabis and cannabis users. Through our philosophy of “excellence and quality above all” regarding both product and service, JAXX Premium Delivery will establish itself as an exceptional cannabis delivery service app in California.

How JAXX Premium Delivery Works: Order with the tap of a finger. Shop a variety of cannabis strains and infused products. Have a question? Video chat live with a virtual budtender for additional product information and hand-picked recommendations.

Monthly Subscription Box Curated Selections Delivered Directly to Your Door Every Month.

Prepay, Pick-up & Go! Skip the Line & Fast Track Your Next Visit. Reserve Your Order for Express Pickup

Social Community Take Photos & Video with Unique JAXX Filters. Get Points & Free Swag when You Share with Friends on Instagram, Facebook& Twitter

Market Analysis -What Makes the California Market Different

The California Legal Cannabis Industry

Potential investors are strongly recommended to carefully read and review with their legal counsel and investment advisors this entire Offering Circular, and particularly the Risk Factors on pages 7 to 21 (including those related to the cannabis industry in general) of this Offering Circular prior to investing in the Company. There are significant risks associated with the cannabis industry in general, and with investing in the cannabis industry.

As of the date of this Offering Circular, recreational cannabis has been legalized in eleven (11) states and the District of Columbia, meaning more than 80,000,000 people constituting 24.55% of the population of the United States live in a jurisdiction where cannabis is no longer illegal under state law, with California representing 50% of this population. In addition, there are another thirty-three (33) states where medical cannabis is legal, 136,000,000 people constituting an additional 41.65% of the population live in a state where some form of cannabis use is legal under state law. Combined, 216,000,000 Americans (66.15%) now live in jurisdictions where cannabis is legal under state law in some form under state law. In February 2017, a poll found that 93% of Americans favor medical marijuana if prescribed by a doctor and 71% oppose the federal government enforcing federal laws against marijuana in states that have legalized medical or recreational marijuana use.

The legal cannabis industry is one of the fastest growing industries in the United States. A recent study noted that the cannabis industry would account for 250,000 jobs by 2020 and the total cannabis marketplace in the United States was $6.6 billion in 2016 and would grow to $24.1 billion by 2025. Other analysts predict the U.S. marketplace to be even greater by 2026, and one analyst has opined that California alone could account for $25 billion of a projected $50 billion nationwide market by 2026.

Mainstream acceptance of cannabis (hemp) in the United States is also illustrated by business transactions such as a publicly traded cannabis company announcing a partnership with drugstore chain CVS on a line of CBD products. CVS is already selling CBD products including creams, sprays, roll-ons, lotions and salves in eight states.

Federal Enforcement of Cannabis Laws

Cannabis remains illegal under federal law, and any change in the enforcement priorities of the federal government could render the Company’s current and planned future operations unprofitable or even prohibit such operations. The Company is dependent on state laws and regulations pertaining to the cannabis industry, particularly the laws of the state of California.

The United States federal government regulates drugs through the Controlled Substances Act which places controlled substances, including cannabis, on one of five schedules. Cannabis is currently classified as a Schedule I controlled substance, which is viewed as having a high potential for abuse and having no currently accepted medical use in treatment in the United States. No prescriptions may be written for Schedule I substances, and such substances are subject to production quotas imposed by the United States Drug Enforcement Administration. Because of this, doctors may not prescribe cannabis for medical use under federal law, although they can recommend its use under the First Amendment.

Currently, 33 U.S. states and the District of Columbia allow the legal use of some form of cannabis. Such state laws are in conflict with the federal Controlled Substances Act, which makes cannabis use and possession illegal at the federal level. Because cannabis is a Schedule I controlled substance, however, the development of a legal cannabis industry under the laws of these states is in conflict with the Controlled Substances Act, which makes cannabis use and possession illegal on a national level. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis preempts state laws that legalize its use.

In light of such conflict between federal laws and state laws regarding cannabis, the administration under President Barack Obama had effectively stated that it was not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the Department of Justice Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the Controlled Substances Act. In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”).

On January 4, 2018, the U.S. Attorney General, Jeff Sessions under the Trump Administration, issued a written memorandum (the “Sessions Memo”) to all U.S. Attorneys stating that the Cole Memo was rescinded effective immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that given the Justice Department’s well-established general principles, “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.”

On May 15, 2019, Forbes reported that the Trump Administration’s Attorney General William Barr testified during a Senate Appropriations subcommittee that he favors a more lenient, albeit federalist, approach to marijuana laws, preferring for cannabis to be legalized nationwide rather than let states continue to fly in the face of federal prohibition. Forbes also reported that during the Justice Department’s fiscal year 2020 budget request meeting, Attorney General Barr was asked to clarify the federal government’s role in enforcing drug laws in states that have legalized medical and adult use cannabis, and answered that removing the federal government from the situation and allowing the states to set their own cannabis policy would be an improvement over the present scenario, which he referred to as an intolerable conflict between federal and state laws.

On June 20, 2019, Forbes reported that the United States House of Representatives approved a measure to prevent the U.S. Department of Justice from interfering with state marijuana laws, including those allowing recreational use, cultivation and sales. The Forbes article further notes that the proposed law was attached to a large-scale appropriations bill to fund parts of the federal government for fiscal year 2020 and was approved in a floor vote of 267 to 165, a tally that is considered by legalization supporters to be an indication of how much support there is in Congress for more comprehensive and permanent changes to federal marijuana policies.8 The measure, sponsored by Reps. Earl Blumenauer (D-OR), Eleanor Holmes Norton (D-DC) and Tom McClintock (R-CA), would bar the Department of Justice from spending money to prevent states and territories from implementing their own laws that authorize the use, distribution, possession, or cultivation of marijuana. It should be noted that this measure has not been passed on by the U.S. Senate, and has not become law, but is still in the legislative process as of the date of this Offering Circular.

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an “Investigational New Drug” (“IND”) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA. The FDA has not approved cannabis, hemp or CBD derived from cannabis or hemp as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our consumer products that contain CBD derived from cannabis or hemp. Further, our consumer products containing CBD derived from cannabis or hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing cannabis or hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing cannabis or hemp derived CBD are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. Our consumer products containing CBD derived from cannabis or hemp are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning cannabis generally, and specifically products containing cannabis or hemp and CBD derived from cannabis or hemp and may choose to enact regulations that are applicable to such products. In this event, our cannabis or hemp-based products containing CBD may be subject to regulation.

The Biden Administration has changed the environment in Washington and Congress now appears to be advancing banking regulatory approvals and legal cannabis business operations acceptability. The industry is poised for legalization, regulation and growth simultaneously. As of the date of this Offering, however, the current Biden Administration Acting Attorney General, Monty Wilkinson, has not issued statements or guidance on medical cannabis since beginning service as Acting Attorney General on January 21, 2021. Enforcement of U.S. federal laws with respect to cannabis, including cannabis products, continues to remain uncertain.

Potential federal prosecutions could involve significant restrictions being imposed upon the Company or third parties, while diverting the attention of key executives. Such proceedings could have a material adverse effect on the Company’s business, revenues, operating results and financial condition, as well as the Company’s reputation and prospects, even if such proceedings were concluded successfully in favor of the Company. Such proceedings could involve the prosecution of key executives of the Company or the seizure of corporate assets.

The Sale and Purchase of Cannabis-Related Securities

Despite the legalization of cannabis in many states, under United States federal law the Controlled Substance Act classifies cannabis as a Schedule I drug, substance or chemical, and thus makes the production, sale and use of cannabis subject to federal criminal penalties. Despite this, there is no federal law that specifically addresses the sale of cannabis-related securities. The SEC has not promulgated any rules prohibiting the sale of cannabis-related securities. In 2018, the SEC authored an “Investor Alert” that warned consumers about potential scams involving certain fraudulent cannabis-related securities. The SEC Investor Alert does not state, or even allude to, the concept that investing in or selling cannabis-related securities is illegal, but rather warned investors to investigate and do research on cannabis-related companies prior to investing.

The SEC has reviewed and has qualified to go to market at least one U.S. company whose business model included growing and selling cannabis in Nevada, thus clearing the way for that company to register its stock for trading through an S-1 filing. As of 2017, there were 225 publicly trading cannabis-related stocks in the U.S., including securities that trade on major exchanges like the New York Stock Exchange. In fact, one recent study noted that the amount of capital raised for publicly traded cannabis companies grew from approximately $58,300,000 in 2014 to approximately $942,400,000 in 2016 and that the amount of capital raised for private cannabis companies grew from approximately $82,900,000 in 2014 to approximately $280,000,000 in 2016. Barrons reported in October 2018 that cannabis stocks have a combined market capitalization of $27.4 billion, up from $9.2 billion at the start of the year. However, listings on national exchanges still rely on the rules of the exchange, such as the NYSE and NASDAQ. As of the time of this Offering’s commencement, the NYSE and NASDAQ have not listed any cannabis companies that do business in the U.S, because of the status of cannabis at the federal level.

While there does not appear to be any direct federal law that prevents the Company from seeking an exemption to registration through this Offering Circular, the Company is cognizant of the fact that the law is unsettled and may be subject to interpretation by various presidential administrations, and by various states and their attorneys general and securities regulators.

Market Segmentation

Medical + Adult Use Markets

Prime Harvest Inc targets medical clients & adult enthusiast consumers.

Adult-Use Consumers

Adult-use consumers are identified as local residents who are persons over the age of 21 and also engage in cannabis use for pleasure. Prime Harvest will continue to obtain multiple licenses as required by local, state and federal laws.

Market Opportunity

The legal cannabis industry’s economic impact in the United States continues to grow exponentially. According to New Frontier Data, the U.S. market for legal cannabis is expected to grow to $41 billion by 2025 (from $13.2 billion in 2019). The California market represents the largest market in the U.S. Forbes reported in January 2021 that California legal sales of cannabis-based products hit $4.4 billion based on information provided by MJBusDaily’s Industry Factbook. Further, the growth in legal sales will continue to expand as licensing and law enforcement steadily erode the illegal market share. California’s legal cannabis market is on track for rapid growth and it is estimated that 40% to 45% of its sales are delivery-based.

Market Needs

Cannabis buyers’ needs vary widely from safe and effective medicine to stimulating recreational options. The Company is committed to meeting the full range of cannabis consumer needs, including ailment-specific strains for chronic disease sufferers as well as convenient, high quality and consistently dosed recreational products.

With this in mind, there are a few “needs” that all medical and most recreational clients have. These common needs, and solutions that Prime Harvest will offer, include (but are not limited to) the following:

Education& Information: Information on the large variety of ailments that cannabis can be used for is growing on a daily basis. As more medical studies are being funded and conducted, the surprisingly effective use of cannabis as a form of alternative treatment is, for the first time in recent history, being documented. For this reason, within our organization “Easily Accessible Information” is used as both a way to market and attract new customers, and to service and retain existing ones. Prime Harvest makes this information available to current and future clients, by publishing on its website links to a growing number of cannabis information services and websites. In addition, employee-training sessions are conducted on a regular basis.

Convenience: In an effort to service as large a geographic and demographic market as possible, Prime Harvest strategically addresses several vertical channels including Licensed brick-mortar dispensaries and door-to-door delivery services integrated within a mobile app.

Competitive Pricing: JAXX Cannabis buys more, so that its customers pay less. The Company is devoted to providing clients with the best price for their products. To prove this, JAXX matches any lower listed price that is advertised by a legally operating license competitor in California. The Company demonstrates its loyalty to customers in order to receive their continued patronage in return.

Products: Only the highest quality and most trusted products are hand-selected to be a part of the menu at JAXX Cannabis. JAXX Cannabis only carries state and county licensed and regulated products that have passed testing. Each product comes with its own unique lab results that are readily available for consumers at any time upon their request.

Service: JAXX Cannabis takes the time to listen to each of its clients own unique concerns, questions, and comments in order to recommend and explain each viable medicated product that could work for them. The Company prides itself on its top-notch customer service paired with quality client care.

Marketing Strategy

The Company aggressively creates distribution and sales channels to increase exposure, popularity, and sales.

Geo Targeting: Using third-party software, www.jaxxcannabis.com captures information about its website users to gain more knowledge on its customer base and to improve its interactions with them. This captured data is added to JAXX Cannabis’ growing list of email addresses and allows for those consumers to receive special offers through weekly email blasts.

Mobile Ad Networks: These will allow us to purchase ad space inside other apps by acting as the middleman between the Company and the publishers with mobile advertisement capabilities. The kind of ads that the Company can purchase through mobile ad networks include interstitial, banner, video, and playable ads.

Social Media: Visibility on social media platforms like Facebook, Instagram, LinkedIn, YouTube, Tinder, Snapchat, and Twitter contribute vastly to the growing Company’s popularity making it an invaluable marketing tool. To aggressively advance a presence on these social networking sites, multiple posts of unique content are shared daily to spark interaction and build interest with both new and return customers. Increasing the Company’s following online provides unprecedented access to consumers to offer special discounts and promotions that drive business.

Internet Advertising: Prime Harvest uses a combination of Internet advertising methods that include, weekly emailed newsletters, daily text blasts, Pay-per-Click digital advertisements, Google AdWords, backlinks, banner ads, and website takeovers. Interactions, updates, and deals are posted on Yelp! and Google my Business on a regular basis along with other efforts that generate interest in the Company from the online community and general public.

Website: The website traffic on JAXXcannabis.com continues to climb via multiple marketing strategies that are in place. Organic website search engine optimization is enhanced through detailed vendor and product descriptions, photography, unique weekly blog posts, stories, and content that all packed with targeted keywords. Popular brands also provide JAXX Cannabis with valuable backlinks directing consumers to the JAXXcannabis.com website where trending products can be ordered.

Every Door Direct Mailers: JAXX Cannabis creates unique eye-catching 6”x11” full color flyers that are mailed directly to over 50,000 residential homes throughout San Diego County each month. These mailers provide contact information, highlight the benefits of the brand, and offer special discounts and promotions to new and return customers that drive sales.

Word of Mouth: Word travels quickly between family members, peers, and colleagues who have pleasing experiences at specific businesses. Prime Harvest recognizes this and relies on its effectiveness as an inexpensive resource to generate interest in its Customer Service and Services Offered. According to research conducted by Nielsen, Word of Mouth remains among the most trusted forms of advertising. And “92% of consumers around the world say they trust earned media, such as word of mouth or recommendations from friends and family, above all other forms of advertising”.

Direct Marketing/Sales: In the business-to-consumer world, direct and relevant advertising has always been an effective means of reaching clients. JAXX Cannabis makes sure to personally follow up with, or check on clients that have either used its services before, or have shown interest. The benefits of a direct sales approach include lower upfront marketing costs, enhanced lead generation, and immediate results.

Networking: As with any relationship-based business, Prime Harvest benefits from participating in a number of networking opportunities that have the potential to yield new business contacts as well as nourish existing ones. Company representatives attend a variety of events that draw substantial numbers of prospective clients, including seminars, mixers, and luncheons. These events provide opportunities to speak to and associate with large audiences that may have not been previously reached.

Print Advertisements: Advertising in popular magazines throughout San Diego introduces the brand to new customers through sources they trust. These publications include San Diego Magazine, City Beats Magazine, and the San Diego Reader, which is popular amongst local cannabis enthusiasts and often referred to as the “San Diego Weeder.” These Print ads are frequently accompanied with website networking and access to long lists of email addresses from San Diego residence that can be reached through email blasts.

Online Menus: JAXX Cannabis’ menu showcases its wide variety of hand-selected premier products crafted by popular brands throughout San Diego. A live stream of the inventory can be found at www.JAXXcannabis.com as well as on popular marijuana ordering sites including Weedmaps and Leafly. JAXX Cannabis promotes exclusive daily deals enticing both new and return customers that are active on the websites.

PR/Press: The Company engages PR companies to create personalized media pitches and media kit to send directly to journalists, bloggers, podcasters, review websites, and other content creators and to promote our application to their respective followings.

Competitive Analysis

At this time, the medical and recreational cannabis industry is quite new, and still developing. The industry is characterized by a highly fragmented landscape, and only a few major players have yet emerged. The majority of industry operators are independent, resulting in a very low market share concentration

Competitive Edge: “The only sustainable competitive advantage is an organization’s ability to learn faster than the competition” - Peter Senge, Senior Lecturer at MIT Sloan and Founder of the Society for Organizational Learning.

To thrive in this environment, Prime Harvest focuses on being:

1. customer-centric: The Company prioritizes exceeding expectations in the consumer experience, thereby reinforcing the brand in the customers mind; and being

2. a learning organization: Internally, the teams focus on the concept of kaizen: continuous incremental improvement; and learning is essential to improvement.

With many years of gaining knowledge through experience, the Company uses unique creative strategies to recognize market deficiencies and capitalize on them. Prime Harvest has established a well developed and managed channel in order to address multiple vertical markets, demographics, and geographical targets.

Company Strengths

The Company believes that it has strong economic prospects by virtue of the following dynamics of the industry, the success of its founders in their other business endeavors and other reasons, including but not limited to the following:

1. Industry data portrays that the trends for growth in the legal cannabis industry in the United States are favorable, particularly in California.

2. The demand for legal cannabis in the United States is expected to grow thereby creating new opportunities for the Company to expand. Prime Harvest is already successfully operating a licensed California cannabis dispensary in San Diego County and has recently been awarded its second California dispensary license to open in La Mesa, California.

3. Prime Harvest is in a position to continue to develop profitable dispensary and statewide delivery opportunities in California and nationwide (if laws change) due to its key advantages over the market. The Company has identified numerous locations for growth and acquisition.

4. The experience of the founders and management has enhanced the Company’s strong product acquisition relationships, broad business development capabilities, operation expertise, and a specific background in dealing with the regulatory compliance and environment for dispensaries and purchasing matters.

5. The Company believes that the successful operation and development of the business may result in the Company’s acquisition by another company, merger with another company or companies or a public offering and listing on a U.S. or Canadian stock exchange.

Despite management’s beliefs, there is no assurance that Prime Harvest will be profitable, or that management’s opinion of the industry’s favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

REGULATION

The cultivation, distribution and use of cannabis is illegal under U.S. federal law. The United States federal government regulates drugs through the CSA, which places controlled substances, including cannabis, in a schedule. Cannabis is a Schedule I controlled substance under the CSA. The DOJ defines Schedule I drugs, substances or chemicals as “drugs with no currently accepted medical use and a high potential for abuse.” The FDA has not approved cannabis as a safe and effective drug for any condition. State laws that permit and regulate the production, distribution and use of cannabis for adult-use or medical purposes are in direct conflict with the CSA, which makes cannabis use and possession federally illegal. Although certain states and territories of the U.S. authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law under any and all circumstances under the CSA.

Despite this, as of May 2021, there are a total of 37 states in the United States, plus the District of Columbia, Puerto Rico and Guam (the “Territories”), that have legalized the use of medical cannabis, and 18 states that have legalized the use of adult-use cannabis. The Company’s operations, which are in the State of California, are subject to the laws thereof and the municipalities in which it operates. Although the Company’s activities are believed to be compliant with applicable state and local law, strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under United States federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company.

Since 2014, the United States Congress has passed appropriations bills that have included amendments such as the Joyce Amendment (formerly the Rohrabacher-Blumenauer Amendment), which by its terms does not appropriate any federal funds to the United States Department of Justice for the prosecution of medical cannabis offenses of individuals who or businesses which are in compliance with state medical cannabis laws. For now, the Joyce Amendment is the only statutory restraint on enforcement of federal cannabis laws. Courts in the U.S. have construed these appropriations bills to prevent the federal government from prosecuting individuals or businesses when those individuals or businesses operate in compliance with state and local medical cannabis regulations; however, this legislation only covers medical cannabis, not adult-use cannabis, and expires concurrently with each annual budget or continuing resolution relating thereto, unless extended or renewed. See, “Risk Factors-Approach to the Enforcement of Cannabis Laws may be Subject to Change” and “The Potential Re-Classification of Cannabis in the United States Could Create Additional Regulatory Burdens on Our Operations and Negatively Affect Our Results of Operations.”

Current Regulations

The California Medicinal and Adult-Use Cannabis Regulation and Safety Act (“MAUCRSA”) establishes a comprehensive system to control and regulate the cultivation, distribution, transport, storage, manufacturing, processing, and sale of medicinal and adult-use cannabis and cannabis products and sets forth the power and duties of the state agencies responsible for controlling and regulating the commercial cannabis industry. This summary is not intended to be a recital of every applicable law and regulation. Instead, this summary of MAUCRSA focuses on operational considerations only and provides a broad overview of some, but not all, of the requirements and restrictions MAUCRSA imposes on commercial cannabis activity in California.

MAUCRSA created the Bureau of Cannabis Control (the “BCC”) to regulate and license cannabis activity for retailers, distributors, microbusinesses, testing laboratories, and temporary cannabis events. The California Department of Public Health’s Manufactured Cannabis Safety Branch (the “MCSB”) is the state licensing authority charged with licensing and regulating cannabis manufacturing in California. Lastly, CalCannabis Cultivation Licensing, a division of the California Department of Food and Agriculture (the “CDFA”), ensures public safety and environmental protection by licensing and regulating commercial cannabis cultivators. Together, the BCC, MCSB, and CDFA will hereinafter be referred to as the “Licensing Authorities.”

The BCC, CDPH, and the CDFA each have adopted final regulations that implement the mandates of MAUCRSA and outline the statewide standards and licensing requirements for commercial cannabis licensees in California. The final regulations released by the BCC (the “BCC Regulations”) apply to all types of licensees. The final regulations released by the CDPH (the “CDPH Regulations”) provide extensive requirements and regulations on operators conducting any type of commercial cannabis manufacturing. The final regulations released by the CDFA (the “CDFA Regulations) provide for a variety of restrictions and requirements for cultivators and their facilities, as well as nurseries and processors.

Proposed Changes

California Governor Gavin Newsom has proposed to combine the current Licensing Authorities into a new state agency called the Department of Cannabis Control (DCC). The merger – which has been delayed because of the coronavirus pandemic– is intended to simplify a host of industry issues and reduce regulatory red tape for cannabis businesses. Governor Newsom’s proposal been rescheduled and is now slated to be completed by July 2021. Though the merger is pending approval from lawmakers, the move is part of Newsom’s 2021-22 budget proposal and therefore expected to receive the needed approval. Additionally, all of California’s provisional licenses are set to expire on December 31, 2021, and to the extent the Company has obtained provisional licenses it would need to replace them by then to continue its operations. See, “Risk Factors- Regulatory Approvals and Permits.”

Current Licensing Requirements

Pursuant to MAUCRSA, all commercial cannabis activity must be conducted between licensed operators unless otherwise specified in the rules or regulations. The Licensing Authorities may only issue commercial cannabis licenses to qualified applicants. An entity may be issued more than one license, but must obtain a separate license for each location where it engages in commercial cannabis activity. Each individually licensed location must be kept “separate and distinct.”

MAUCRSA authorizes the State of California to issue twelve-month (annual) licenses in the following categories:

Type 1: Cultivation; Specialty outdoor; Small.

Type 1A: Cultivation; Specialty indoor; Small.

Type 1B: Cultivation; Specialty mixed-light; Small.

Type 1C: Cultivation; Specialty cottage; Small.

Type 2: Cultivation; Outdoor; Small.

Type 2A: Cultivation; Indoor; Small.

Type 2B: Cultivation; Mixed-light; Small.

Type 3: Cultivation; Outdoor; Medium.

Type 3A: Cultivation; Indoor; Medium.

Type 3B: Cultivation; Mixed-light; Medium.

Type 4: Cultivation; Nursery.

Type 5: Cultivation; Outdoor; Large.

Type 5A: Cultivation; Indoor; Large.

Type 5B: Cultivation; Mixed-light; Large.

Type 6: Manufacturer 1.

Type 7: Manufacturer 2.

Type 8: Testing laboratory.

Type 10: Retailer.

Type 11: Distributor.

Type 12: Microbusiness.

As the state licensing process has evolved over time, the Licensing Authorities have offered two (2) state licenses options: (1) Provisional Licenses and (2) Permanent Annual Licenses. Applicants apply for an annual license by submitting an annual license application. Upon a Licensing Authority receiving a submitted annual license application, the licensing staff will evaluate the application to determine whether the applicant qualifies for an annual license or a provisional license. Provisional Licenses are valid for one year and can be renewed for one-year terms until January 1, 2022.

Each Licensing Authority has broad authority to deny an application for licensure and the ability to suspend, place on probation, revoke, discipline and/or fine operators upon commission of an act that constitutes grounds for disciplinary action while engaged in cannabis activity, after proper notice and a hearing, if the business is found to have committed any of the acts or omissions constituting grounds for disciplinary action.

Operations and Inventory Requirements

Under MAUCRSA, every sale or transport of cannabis between operators must be recorded on an invoice or receipt, which may be maintained electronically, but must be readily accessible and not commingled. Each sales invoice must include the following information: (a) seller and purchaser’s name and address; (b) sale date; (c) invoice number; (d) kind, quantity, size, and capacity; (e) cost and discounts; (f) place of transport; and (g) other information. Additional information must be recorded when conducting medical cannabis operations, including but not limited to, medical conditions and name of the patient’s primary caregiver. Operators must maintain records for 7 years. Authorities may examine such records and inspect the operator’s licensed premises during business and reasonable hours. Further, operators must deliver records on request and refusal to allow an inspection or turn over records is a violation of MAUCRSA. The fine per violation is $30,000.

In addition, pursuant to the CDFA Regulations, every cultivator must keep and maintain cannabis activity records for 7 years, which include, without limitation, the maintenance of data or information input into the track-and-trace system, financial records, personnel records, training records, cannabis contracts, permits, licenses, and other local authorizations, security records and waste records.

In order to comply with the CDFA Regulations, with respect to all cultivation sites, cultivators are required to submit a premises diagram that shows the boundaries and dimensions of the following: (a) canopy area(s); (b) propagation area(s) which will contain only immature plants; (c) designated pesticide and other agricultural chemical storage area(s); (d) designated holding area(s) for cannabis scheduled for destruction; (e) designated processing area(s) if the cultivator will process on site; (f) designated packaging area(s), if the cultivator will package products on site; (g) designated composting area if the cultivator will compost plant waste on site; (h) designated refuse area(s); (i) designated area(s) for harvested cannabis storage; and (j) water storage location and source information. Canopy includes all designated areas that will contain mature plants at any point in time. The CDFA Regulations set forth separate requirements for Nursey and Processor licenses.

Product Safety and Quality Control

Cultivators are held to high standards of cleanliness. Cultivators must ensure pests are kept under effective control, are present only to a light degree and that only a few of the plants in any propagation or canopy area(s) on the premises show any infestation or infection, and of these, none show more than a few individuals of any insect, animal or weed pests or more than a few individual infestations of any plant disease. Cannabis plants must be kept free of: (a) pests of limited distribution, including pests of major economic importance which are widely, but not generally distributed; and (b) pests not known to be established in California.

Traceability and Inventory Tracking

Licensees must utilize the state-mandated track and trace system and comply with track and trace requirements for all commercial cannabis activity, which includes the purchase, sale, test, packaging, transfer, transport, return, destruction, or disposal, of any cannabis goods. Each operator must have a track and trace account manager responsible for properly training and authorizing certain staff. Operators must record the following: (a) packaging of cannabis goods; (b) sale of cannabis goods; (c) transportation of cannabis goods to an operator; (d) receipt of cannabis goods; (e) return of cannabis goods; (f) destruction and disposal of cannabis goods; (g) laboratory testing and results; and (h) any other activity as required by the BCC or any other licensing authority.

The track and trace program requires operators to report cannabis movement and capture, which includes, at a minimum, the: (a) receiving business; (b) date; and (c) cultivator origin. The electronic database includes, at a minimum, the: (i) quantity, weight, and variety of products shipped; (ii) estimated times of departure and arrival; (iii) quantity, weight, and variety of products received; (iv) actual time of departure/arrival; (v) product categorization; and (vi) license number and unique identifier. Moreover, manufacturers and cultivators must comply with similar stringent track and trace requirements as operators. Manufacturers must record: (a) receipt of cannabis material; (b) the transfer to or receipt of cannabis products for further manufacturing; (c) all changes in the disposition of cannabis or cannabis products; and (d) the transfer of cannabis products to a distributor. Cultivators must ensure the following: (a) maintaining an accurate and complete list of all track-and-trace system administrators and users and updating the list immediately when changes occur; (b) correcting any inaccurate data that is entered into the track-and-trace system in error within 24 hours; (c) tracking transfers of cannabis; (d) inputting license number, transaction date, quantity, weight, product category; and (e) departure and estimated time of arrival, and the unique identifier.

If an operator, manufacturer or cultivator loses access to the track and trace system, such operator, manufacturer or cultivator must notify the BCC when their access to the system is lost, when it is restored and the cause of loss of access. Transporting or, receiving delivery of cannabis goods during loss of access is prohibited. Any commercial cannabis activity that took place while the system was down must be put into the system within 3 calendar days of the system being restored. An operator, manufacturer or cultivator cannot transport, transfer or deliver any cannabis goods until such time as access is restored and all information is recorded in the track and trace system.

Additionally, the CDFA may perform an audit of the physical inventory of any cultivator at its discretion. Variances between the physical audit and the inventory reflected in the track-and-trace system at the time of the audit, which cannot be attributed to normal moisture variations in harvested cannabis, may be subject to enforcement action.

Packaging and Labeling

Each of MAUCRSA and the CDPH Regulations imposes certain packaging and labeling restrictions. Under MAUCRSA, prior to delivery or sale at a retailer, cannabis and cannabis products must be labeled and placed in a resealable, tamper-evident, child-resistant package and include a unique identifier for the purposes of identifying and tracking such products. Packages and labels cannot be attractive to children. All cannabis and cannabis product labels and inserts must include extensive government warnings, instructions for use and various other information related to the product’s production It is unlawful to misbrand a product or to offer and receive in commerce a misbranded cannabis product. A cannabis product is misbranded if it: (a) is manufactured, packed, or held by an unlicensed operator; (b) is false or misleading; or (c) does not conform to the requirements of applicable law.

Under the CDPH Regulations, cannabis product packaging cannot resemble traditionally available food packages and packaging for edibles must be opaque. All manufactured products must be packaged before they are released to a distributor and such packaging cannot be attractive to children and must be tamper-evident, resealable if the product includes multiple servings and child-resistant. Cannabis product labels must include an ingredient list, some nutritional facts and the CDPH-issued universal symbol. The label may not refer to the product as a candy. In addition to these requirements, the statute requires that labels not be attractive to individuals under the age of 21 and include mandated warning statements and the amount of THC content. The CDFA Regulations impose similar packaging and labeling regulations for cultivators packaging and labeling cannabis and non-manufactured cannabis products.

Security

Cannabis operators are required to have a detailed security plan that prevents unauthorized access to the premises, prevents against theft or loss of cannabis and cannabis products, and have a way of securing and backing up electronic records. Additional requirements of such security plan include a video surveillance system which must meet certain specifications. Overall, the security plan must prevent unauthorized personnel from gaining access, utilize alarm systems, include investigative mechanisms for certain situations, require management supervisions for certain activities, and record back-up electronic records of all security events. Additional security requirements are imposed based on the type of commercial cannabis activity being conducted.

Taxation

Under MAUCRSA and the California Department of Tax and Fee Administration (the “CDTFA”) guidance, a 15% excise tax of the average market price and a 80% excise tax mark-up rate of gross receipt is imposed upon purchasers of cannabis sold in the state for any sale by a retailer or other operator. The excise tax levied applies to the full price (if non-itemized) of any transaction, without considering any discount from distributors. The distributor is responsible for collecting this tax from the retailer and ensure the excise tax is paid to the CDTFA. This excise tax is in addition to any state and local government sales and use taxes. Gross receipts from the sale of cannabis include the tax. No cannabis may be sold to a purchaser unless the excise tax has been paid at sale. The CDTFA recently determined the cannabis excise tax mark-up rate will continue to be 80% for the next six months beginning January 1, 2021. The CDTFA is responsible for determining a mark-up rate on a biannual basis in six-month intervals. The mark-up rate must be used by distributors to compute the average market price of cannabis or cannabis products sold or transferred to a retailer in an arm’s length transaction.

Additionally, there is a post-harvest cultivation tax imposed on all cultivated cannabis that enters the market at a rate of $9.65 per dry-weight ounce for cannabis flowers, $2.87 per dry-weight ounce for cannabis leaves, and $1.35 per ounce for fresh cannabis plant (must be weighted within 2 hours of harvesting). Cannabis cultivators must pay the cultivation tax to their distributor or manufacturer. If the cultivation tax is paid to the manufacturer, the manufacturer must pay the cultivation tax to their distributor. The distributor is responsible for ensuring the cultivation tax is paid to the CDTFA. The CDTFA may establish other categories of harvested cannabis to be taxed at relative value as compared to cannabis flowers. The tax does not apply to cannabis cultivated for personal use or in accordance with the Compassionate Use Act. The rates imposed by the CDTFA are subject to adjustment annually starting in January 1, 2022 for inflation.

Enforcement and Penalties

Failure to comply with regulations may result in penalties for cannabis operators in California. Sources of enforcement authority include, but are not limited to, MAUCRSA, BCC’s Disciplinary Guidelines, The CDTFA Guide, and the CDFA Regulations. For example, under MAUCRSA, the Licensing Authorities may suspend, revoke, place on probation with terms and conditions, or otherwise discipline licenses issued by such Licensing Authority and fine an operator, after proper notice and hearing to the business, if the business is found to have committed any of the acts or omissions constituting grounds for disciplinary action.

Taxation Code (the “Cannabis Tax Law”), each county is given the direct power to tax cultivating, manufacturing, producing, processing, preparing, sorting, providing, donating, selling or distributing cannabis by any license holder. In general, the law imposes a ten percent penalty on taxpayers and feepayers for failure to timely pay the tax or fee due, or for filing a late return. In addition to these ten percent penalties, MAUCRSA imposes a penalty of at least fifty percent of the amount of taxes owed for failure to pay the cultivation tax or cannabis excise tax due. However, this may be negated if the CDTFA finds that an operator’s delay had reasonable cause, and that the operator was not neglectful in its delay.

In addition to the penalties discussed in MAUCRSA, the BCC has adopted uniform disciplinary guidelines in order to promote consistency in disciplinary orders for similar offenses on a statewide basis, which only apply to formal administrative disciplinary processes. Further, the CDFA has established fines and penalties for violations committed by licensed cultivators, and the administrative penalty for any such violation varies.

ITEM 8: DESCRIPTION OF PROPERTIES

The Company’s current facility, operating through its subsidiary JAXX Cannabis in Ramona, CA, is a 2,800 square foot licensed medical cannabis dispensary that is operated under a management agreement with a master lease. The property is only 1 of 4 licensed facilities in San Diego County and is perhaps the more regulated dispensary in California with the monitoring agency being the San Diego County Sheriff’s Department. The Company maintains detailed accounting and control records and conducts monthly physical inventory audits under the oversight of the San Diego County Sheriff’s Department.

Projected Updates for Q4 2021/Early 2022

1. Adult-use market (Recreational license operational as of Nov 19, 2021)

2. Site development for up to 40,000 square feet utilized for cannabis cultivation; and

3. Micro-Business License, a permit that will allow the Company to act as a licensed distributor, manufacturer, and retailer operations under one roof.

The Company was awarded its second cannabis dispensary license (CUP #317-85) and is currently negotiating for a 3400 square foot location in La Mesa, CA for development and operation. Home to San Diego State University, La Mesa has recently been approved to begin the sale of recreational cannabis.

The Company also holds various intellectual properties, including brand names, trade secrets, proprietary client lists, a premium genetics and cultivation/plant tissue culture expertise.

On April 13, 2022, the Company has entered into an LOI with Gateway SMP, LLC to lease another retail property in San Diego, California.

ITEM 9: MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Results of Operations

The period of April 1, 2022 through June 30, 2022 compared to the same period for the previous year.

	Three Months Ended June 30,		Increase (Decrease)
	2022(Unaudited)	2021	$	%
Net revenue	$890,755	$715,877	$174,878	24%
Cost of goods sold	368,813	316,461	52,352	17%
Gross profit	521,943	399,416	122,526	31%
Expenses
General and administrative	200,389	55,909	144,480	258%
Advertising and marketing	82,878	38,051	44,827	118%
Rent or lease expense	45,000	45,619	(619)	-1%
Licenses and permits	14,782	22,885	(8,103)	-35%
Depreciation	3,021	3,441	(420)	-12%
Payroll	152,362	107,342	45,021	42%
Security services	20,061	22,299	(2,239)	-10%
Total expenses	518,493	295,546	222,947	75%
Operating Income	3,419	103,870	(100,451)	-97%
Interest expense	6,306	87		714%
Income (loss) before provision for income taxes	(2,887)	103,783	(106,670)	-103%

Provision for income taxes	103,298	79,671	-
Net Income	$(106,185)	$24,112	$(130,297)	-540%

Revenue: Increased $174,878 or 24%. The increase is attributable to effective targeted marketing campaigns and promotions leading to an expanded customer base and increase in consumer spending.

Cost of Sales: Increased $52,352 or 17%. The increase is in line with higher sales revenue and the Company’s dedication to procuring the highest quality cannabis in order to build a loyal customer base.

Operating Expenses: Increased $222,947 or 75%..This is primarily due to increase in legal and professional fees (general & administrative).

Results of Operations

The period of January 1, 2022 through June 30, 2022 compared to the same period for the previous year.

	Six Months Ended June 30,		Increase (Decrease)
	2022 (Unaudited)	2021	$	%
Net revenue	$1,756,124	$1,363,766	$392,358	29%
Cost of goods sold	749,340	610,350	138,990	23%
Gross profit	1,006,784	753,416	253,368	34%
Expenses
General and administrative	318,804	124,035	194,769	157%
Advertising and marketing	205,757	97,388	108,369	111%
Rent or lease expense	90,000	91,023	(1,023)	-1%
Licenses and permits	30,771	35,385	(4,614)	-13%
Depreciation	5,368	6,883	(1,515)	-22%
Payroll	268,956	199,872	69,084	35%
Security services	36,011	48,220	(12,209)	-25%
Total expenses	955,667	602,806	352,861	59%
Operating Income	51,117	150,610	(99,493)	66%
Interest expense	12,990	175	12,815	732%
Income (loss) before provision for income taxes	38,127	150,435	(112,308)	-75%

Provision for income taxes	204,995	157,741	47,254	30%
Net Income	$(166,868)	$(7,306)	$(159,562)	-218%

Revenue: Increased $392,358 or 29%. The increase is attributable to a loosening of restrictions under Covid-19. With customers returning to work, there is more disposable income available for spending. In addition, advertising spend is strategically allocated towards effective campaigns and promotion deals that are expanding the customer base.

Cost of Sales: Increased $138,990 or 23%. The increase is in line with higher sales revenue and gains realized on gross margins through sourcing the highest quality cannabis at cost effective pricing through enhanced supplier relations. The gross margin increased from 55% to 57% in 2022 vs the same period in 2021.

Operating Expenses: Increased $352,861 or 59%. This increase is primarily attributable to higher advertising spend and increased legal and professional fees.

Liquidity and capital resources

	Six Months Ended June 30,		Increase (Decrease)
	2021	2020	$	%
Net cash provided by (used in):
Operating activities	$54,734	$118,035	$(63,301)	-54%
Investing activities	$(254,012)	$-	$254,012)	-100.00%
Financing activities	$(7,032)	$(73,324)	$(66,292)	90%
Net increase (decrease) in cash, cash equivalents and restricted cash	$(206,310)	$44,711	$(251,021)	-561%

The Company had net cash of $ 67,941 as of June 30, 2022.

Cash provided by operating activities decreased $63,301 or 54% during the period ended June 30, 2022 compared to the same period in 2021. The decrease is due to an increase in marketing expenses.

Cash used by investing activities increased by $254,012 or 100%. The increase is due to an investment in the San Diego district 9 licensing of this retail and distribution location (84,0000) and an increase in legal and professional fees (167,012).

Cash used by financing activities decreased $66,292 or 90%. The decrease is attributable to proceeds received from a related party loan (50,000).

The Company completed a Financial Statement Audit by Green Growth CPAs for the years 2018 through 2021. Based on the audits completed, there were no critical audit matters noted and no adverse opinions were issued. See Financial Statements and Audit Opinion attached herein.

Management has evaluated subsequent events, as defined by ASC 855, Subsequent Events, through September 27, 2022 (the date that the interim unaudited financial statements were available to be issued) and concluded that no subsequent events have occurred that would require further recognition in the financial statements.

Plan of Operations

Prime Harvest Inc. is a bold innovative company that delivers distinctive brands, products and exceptional customer experiences. Our focus is to establish innovative technologies that support California retail and state-wide delivery, express pick-up, and compliant e-commerce. Furnishing a true all-in-one delivery management software that offered solutions entailing: E-commerce, POS, CRM & Loyalty, SMS Marketing, and delivery logistics in one platform.

YEAR 1

●	50,000 new users actively engaged within our branded user-friendly ecommerce application;

●	Leverage recently approved 40,000 sq. ft. indoor cultivation and microbusiness licenses at Ramona site

●	Open La Mesa, CA retail storefront & delivery and. Acquisition of other licensed assets within the cannabis hub of San Diego, CA; and

●	Expansion in motion to Los Angeles and Orange County areas.

Trend Information

The Company has continued to grow revenue in spite of the COVID-19 pandemic’s impact on the overall economy. There are other winds in the face of economic growth in California and the rest of the country. Due to this, the Company is unable to identify any known uncertainties, demands, commitments, or events involving its business. Unforeseen trends are reasonably likely to have a material effect on its revenues, income, profitability, liquidity, or capital resources could cause the reported financial information in this Offering to not be indicative of future operating results or financial conditions.

Despite this, the Company believes that the market for its products and services will continue to improve if economic conditions in the United States remain consistent or improve, and if the legal sale of cannabis, both medicinally and recreationally, continues to gain general acceptance. Trends in the general market, not specific to the Company, appear to favor a growing industry outlook, with sales of medical and recreational cannabis increasing year over year as more states legalize various uses of cannabis-related products. As a result, the Company sees a good opportunity for growth in its business operations focused on the southern California market. Southern California continues to be a major population center with premium tourist attractions and desirable weather. San Diego is a premium travel/tourist location which the Company can directly target through social media and unique target marketing capabilities.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Basis of Accounting

The accounting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) as set forth in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). Unless otherwise specified, references to accounting provisions and GAAP in these notes refer to the requirements of the FASB ASC.

Basis of Combination

The combined financial statements presented herein include assets, liabilities, revenues, and expenses directly attributable to the operations of Prime Harvest Group of Companies. These combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All significant intracompany transactions and accounts have been eliminated. Certain prior year amounts have been reclassified for consistency with current year presentation.

Significant account judgments, estimates and assumptions

The preparation of the Company’s combined financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, in addition to revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Significant judgments, estimates and assumptions that have the most significant effect on the amounts recognized in the combined financial statements are described below:

●	Estimated useful lives and depreciation of property and equipment.

●	Estimate of collectability of outstanding trade receivables and other receivables.

●	Recoverability of the Company’s net deferred tax assets and any related valuation allowance.

Depreciation of property and equipment is dependent upon estimates of useful lives that are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

Evaluations of collectability of trade receivables and other receivables is used by management to determine any necessary reserves to be established over these balances for amounts that ultimately will not be collected.

Deferred tax assets and any valuation allowance against these assets are based on management’s expectations that their assets will be utilized in future periods.

New Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09 Revenue from Contracts with Customers. The new guidance outlines a comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The core principle of the new guidance is that companies are to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance also includes a cohesive set of disclosure requirements intended to provide users of financial statements with comprehensive information about revenue arising from contracts with customers. This new guidance was effective for the Company in 2019, however, in May 2020, the FASB voted to defer the effective date by one year for private companies due to COVID-19. The Company adopted ASU No. 2014-09 On January 1, 2018.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. ASU No. 2015-17 requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. This guidance is effective for the period beginning January 1, 2018. The Company early adopted the provisions of ASU No. 2015-17 during the 2018 year.

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842). The new standard requires lessees to record the assets and liabilities arising from all leases in the statement of financial position. Under this new guidance, lessees will recognize a liability for lease payments and a right-of-use asset. When measuring assets and liabilities, a lessee should include amounts related to option terms, such as the option of extending or terminating the lease or purchasing the underlying asset, that are reasonably certain to be exercised. For leases with a term of 12 months or less, lessees are permitted to make an accounting policy election to not recognize lease assets and liabilities. For operating leases, a lessee will recognize a single lease cost on a straight-line basis and classify all cash payments within operating activities in the statement of cash flows. In May 2020, the FASB voted to defer the effective date of this new guidance by one year, to January 1, 2022, for private companies due to COVID-19. Early adoption is permitted. The Company is evaluating the potential impact of this guidance on the combined financial statements and depending on their future plans with respect to various lease extension options as well as purchase options, expect there will likely be a significant effect.

Cash

Cash includes all cash on hand. The Company’s cash are maintained at the Company’s offices. The Company has no cash equivalents as of June 30, 2022, December 31, 2021 or 2020, respectively.

Restricted Cash

Restricted cash consists of a non-refundable deposit paid at the inception of the lease in 2017 (see note 11). The monies will be used towards the last month’s rent or at termination of the lease to cover any other costs as defined by the lease agreement.

Inventories

Inventories are valued at the lower of cost and net realizable value. Costs related to raw materials and finished goods are determined on the first-in, first-out basis. Specific identification and average cost methods are also used primarily for certain packing materials and operating supplies. The Company determined there was no reserve for slow moving and obsolete inventory as of June 30, 2022, December 31, 2021 and 2020, respectively.

Property and Equipment

Property and equipment are stated at cost. Normal repairs and maintenance costs are charged to earnings as incurred and additions and major improvements are capitalized. The cost of assets retired or otherwise disposed of and the related depreciation are eliminated from the accounts in the period of disposal and the resulting gain or loss is credited or charged to earnings.

Depreciation is computed over the estimated useful lives of the related asset type or term of the operating lease using the straight-line method for financial statement purposes. The estimated service lives for property and equipment is as follows:

Category	Useful Life
Property	40 years
Leasehold improvements	Lesser of 15 years or remaining term of lease
Machinery & equipment	3-6 years
Furniture & fixtures	2-10 years
Vehicles	4-5 years

Impairment of Long-lived Assets

Long-lived assets, such as property and equipment and identifiable intangibles with finite useful lives, are periodically evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We look for indicators of a trigger event for asset impairment and pay special attention to any adverse change in the extent or manner in which the asset is being used or in its physical condition. Assets are grouped and evaluated for impairment at the lowest level of which there are identifiable cash flows, which is generally at a location level. Assets are reviewed using factors including, but not limited to, our future operating plans and projected cash flows. The determination of whether impairment has occurred is based on an estimate of undiscounted future cash flows directly related to the assets, compared to the carrying value of the assets. If the sum of the undiscounted future cash flows of the assets does not exceed the carrying value of the assets, full or partial impairment may exist. If the asset carrying amount exceeds its fair value, an impairment charge is recognized in the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined using an income approach, which requires discounting the estimated future cash flows associated with the asset.

Income Taxes

Effective January 1, 2019 Prime Harvest, LLC elected to be treated as a C corporation for income tax purposes. The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The Company records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense. The Company records tax positions taken or expected to be taken in a tax return based upon the amount that is more likely than not to be realized or paid, including in connection with the resolution of any related appeals or other legal processes. Accordingly, the Company recognizes liabilities for certain unrecognized tax benefits based on the amounts that are more likely than not to be settled with the relevant taxing authority. The Company recognizes interest and/or penalties related to unrecognized tax benefits as a component of income tax expense.

Revenue Recognition

Revenue from the direct sale of cannabis goods to customers is recognized when the Company transfers control of the goods to the customer at the point of sale and the customer has paid for the goods. The Company generates revenue at the point in time the goods are transferred to the customer, as the Company has a right to payment, and the customer has significant risks and rewards of such goods therefore performance obligations are satisfied.

Sales and Excise Tax

Sales and excise taxes remitted to tax authorities are government-imposed sales and excise taxes on cannabis goods and related products sold. Sales and excise taxes are not included in the Company’s revenues shown in the combined statements of operations. Sales and excise taxes are recognized as a current liability within taxes payable on the accompanying combined balance sheets, with the liability subsequently reduced when the taxes are remitted to the tax authority.

Operating Leases

Operating leases relate to warehouse space, and office space, which generally contain rent escalation clauses, rent holidays, and contingent rent provisions. Rent expense for operating leases is recognized on a straight-line basis over the term of the lease, which is generally four to five years based on the initial lease term, plus first renewal option periods that are reasonably assured.

Straight-line rent is equal to actual rent therefore there is no deferred rent included as a component of other current liabilities or other long-term liabilities, for the non-current portion, in the accompanying balance sheets.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments included in current assets and current liabilities (such as cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of such instruments.

The inputs used to measure fair value are based on a hierarchy that prioritizes observable and unobservable inputs used in valuation techniques. These levels, in order of highest to lowest priority, are described below:

Level 1—Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2—Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3—Unobservable inputs reflecting the Company’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next twelve (12) months.

Unregistered Sales of Equity Securities and Use of Proceeds

From time to time, the Company issues shares to individuals and entities for services rendered, cash and other consideration. In each instance, the Company relies upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of restricted stock. Purchasers are deemed “accredited investors” and/or “sophisticated investors” pursuant to Section 501(a)(b) and 506, et seq. of the Securities Act, who provide the Company with representations, warranties and information concerning their qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and makes available to all purchasers full information regarding its business and operations. There is no general solicitation in connection with the offer or sale of the restricted securities. The Purchasers acquire the restricted common stock for their own account, for long term investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

ITEM 10: DIRECTORS, EXECUTIVE OFFICERS

AND SIGNIFICANT EMPLOYEES

Board of Directors, Executive Officers and Significant Employees

Each director of the Board of Directors shall serve for a term ending on the date of the annual meeting of stockholders following the annual meeting of the stockholders at which such director was elected. Notwithstanding the foregoing, each director shall serve until his or her successor is elected and qualified or until his or her death, resignation or removal. Our officers are appointed by our Board to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. Our Board has no nominating, audit or compensation committees.

Set forth below is certain information concerning the directors and executive officers of the Company.

Name	Age	Position
E. Duane Alexander	47	President, Chief Executive Officer and Director
John J. Wilczak	69	Chief Operating Officer and Director
John R. Kazanjian	75	VP of Business Development and Compliance
Johann Balbuena	37	Chief Marketing Officer
Andrea Jenson	42	Chief Financial Officer

E. Duane Alexander is the founder and CEO of Prime Harvest since inception. Duane has served as CEO of Prime Harvest since July 2016. During the early start up stages of Prime Harvest, Duane grew the Company by developing and implementing strategies for commercial space efficiency and cultivation facility design, nutrient schedule implementation, systems integration, project management, vertical integration, productivity and profitability. Prior to Prime Harvest Inc., Alexander founded and managed Golden View Consulting from April 2012 to July 2018, a full-service cannabis licensing and compliance consulting firm. Duane consulted for cannabis licensing applications and acquisition in all legal states, facility buildouts, nutrient formulation, product development, business strategy and development. He founded and managed San Diego Holistic from February 2008 to June 2012. San Diego Holistic served as the largest collective in San Diego with over 25,000 clients. Mr. Alexander has over twenty (20) years of experience in commercial cannabis cultivation, nutrient formulation, plant genetics, product formulations, marketing and retail. In addition, Mr. Alexander consulted and prepared 24+ cannabis applications for the States of Nevada, Oregon, California & Hawaii.

John J. Wilczak has served as our Chief Operations Officer (COO) since June 2018. Mr. Wilczak is executive management, board member and adviser of medical cannabis, healthcare, software/technology and education related companies. He began (Feb 2017) working closely with FARMCO LLC, a leading scientific development company that now produces premium bio stimulants in the form of Humic and fulvic acids for Cannabis based on research done at San Diego State University. Mr. Wilczak joined the board of Prime Harvest in the fall of 2018 and advised on the transition from Canadian British Columbia company to United States Delaware corporation in 2020. Mr. Wilczak also developed relationships with the agricultural community in Santa Barbara County, (2018) helping craft a Hemp Research program at Allen Hancock College for the County of Santa Barbara. He also provides advisory services (June 2017 to present) to TW Land Planning, perhaps the leading land planner and licensure advisory in the Ventura, Santa Barbara area. Mr. Wilczak earned a Bachelor of Arts degree from Brown University ‘74 and an MBA Degree from Columbia University ‘78. John took Metatools public on NASDAQ ‘95 as founder, Chairman and CEO backed by Microsoft Co-Founder Paul Allen as well as Founding Sinus Pharmacy (2000) which was sold in 2004 to fund Sinus Pharmaceuticals.

Andrea Jenson has served as our Chief Financial Officer since January 2022. As chief financial officer (CFO), Andrea Jenson is responsible for all the Company’s financial functions, including accounting, corporate finance and investor relations. Her career spans more than 20 years of varied experience in financial management, business leadership and financial strategy. Since January 2016 she has been working at The Cashflow CEO, which is a company she founded that provides overall financial planning for clients. Prior to joining Prime Harvest, LLC, Andrea served as the CFO for several industries including Consulting, Hospitality, Technology and Retail. Earlier in her career, Andrea worked with CPA Firms where she prepared tax returns and financial statements with GAAP reporting. Andrea holds a Business Administration Degree in International Business and Accounting from Alliant International University, and an Accounting Certificate from the University of California San Diego.

John R. Kazanjian has served as the VP of Business Development and Compliance for Prime Harvest since July 2016. John manages Prime Harvest’s licensing acquisition, real estate development and compliance management programs. Mr. Kazanjian is a real estate development planning expert with almost 50 years of hands-on experience in the industry, beginning in 1972 as Mega Coffield Kazanjian Inc. He currently directs Landmarkers Development Group, which was founded in 2014. That company provides strategic guidance during all phases of the real estate development process. Mr. Kazanjian earned a Bachelor of Science degree (a B.S.) from Rutgers University and a Master’s degree in Regional Planning and Landscape Architecture (an M.L.A.) from Harvard University.

Johann Balbuena has served as our Chief Marketing Officer since January 2019. Between April 2017 to December 2018, she worked as a license acquisition and compliance management specialist at the Company. Balbuena founded and manages Synergy, a multi-media production marketing consultancy company serving the California cannabis market. Balbuena is the author of “The Successful Canna-preneur”. She co-founded the multi-million-dollar Latinx food producer, Palenque Provisions in 2009. Her educational degrees include a Master's degree in Business Administration, a Master’s degree in Information Systems Management, a B.S in Marketing, and a B.S. in Media Production. Johann is a US Navy Veteran.

There are no family relationships amongst the executive officers and Directors.

Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full Board of Directors performs the functions of these committees. We do not believe it is necessary for our Board of Directors to appoint such committees because the volume of matters that come before our Board of Directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our common stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Code of Ethics

Our board of directors has adopted a Code of Conduct for all Company personnel, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of this Code of Conduct may be found on our website at https://primeharvestinc.com. The inclusion of our website address anywhere in this Offering Circular does not incorporate by reference the information on or accessible through our website into this Offering Circular.

ITEM 11: COMPENSATION OF

DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

As of 2019, the Company has paid $189,895.87 in compensation to its executive officers and $0.00 to its directors. The Company may choose to compensate the present directors in the future, as well as compensate future directors, in the Company’s discretion.

Name	Capacities in which compensation was received	Cash Compensation	Other compensation	Total compensation
Eulenthius Duane Alexander	CEO	244,436.27	0	244,436.27
John J. Wilczak	COO	41,894.78	0	41,894.78
Johann M. Balbuena	CMO	69,000.00	0	69,000.00

Employment Agreements

None of the other officers or directors have an employment agreement with us. We may enter into employment agreements with those or others in the future. A stock incentive program for our directors, executive officers, employees and key consultants may be established in the future.

Upon completion of the Reg A capital raise, the Company plans on implementi8ng the following compensation schedule for executives:

Position	Salary
CEO	400,000.00
COO	200,000.00
CFO	200,000.00
CMO	180,000.00

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet although the Company currently plans to allocate up to 10% of its capitalization for such purpose. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

The Company’s Board currently consists of two (2) directors: E. Duane Alexander and John J. Wilczak. Neither of the Company’s directors are “independent” as defined by listing and other standards. The Company may appoint additional independent directors to its board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

The Company may establish an audit committee, compensation committee, a nominating and governance committee and other committees to its Board in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board.

Director Compensation

The Company currently does not pay its directors any compensation for their services as board members, with the exception of reimbursing board related expenses. In the future, the Company may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

The Company’s Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Delaware law. The By-laws state that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by Delaware or any other applicable law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers. The Company also has the power to indemnify its other officers, employees and other agents as set forth in Delaware and any other applicable law.

There is no pending litigation or proceeding involving any of the Company’s directors or officers as to which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

ITEM 12: SECURITY OWNERSHIP OF

MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information about the beneficial ownership of our common stock at May 2, 2022, as adjusted to reflect the sale of 10,000,000 shares of our Common Stock in this Offering, assuming the Maximum Offering Amount is sold, for:

●	each person known to us to be the beneficial owner of more than 10% of our Common Stock;

●	each named executive officer;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of Prime Harvest, Inc.,

We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

	Shares Beneficially Owned Prior to the Offering(1)	Percentage of Shares Beneficially Owned(2)
		Before Offering	After Offering(7)
Name of Beneficial Owner
Named Executive Officers and Directors:
E. Duane Alexander (3)	23,268,778	59.14%	47.16%
John J. Wilczak (4)	390,000	* %	* %
John Kazanjian (5)	500,000	1.27%	1.01%
Johann Balbuena (6)	500,000	1.27%	1.01%
Andrea Jenson (7)	0	0	-
All named executive officers and directors as a group (4 persons)	24,658,778	62.67%	49.97%

*	less than one percent

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)	Based on 39,344,996 shares of the Company’s common stock issued and outstanding as of May 3, 2022.
(3)	Mr. E. Duane Alexander is the Company’s President and Chief Executive Officer, Chief Financial Officer and a Director.
(4)	Mr. John J. Wilczak is the Company’s Chief Operating Officer and a Director.
(5)	Mr. John Kazanjian is the Company’s Vice President for Business Development and Compliance.
(6)	Ms. Johann Balbuena is the Company’s Chief Marketing Officer.
(7)	Ms. Andrea Jenson is the Company’s Chief Financial Officer.
(8)	Assumes the sale of all 10,000,000 shares of our common stock in this Offering.

ITEM 13: INTEREST OF MANAGEMENT AND

OTHERS IN CERTAIN TRANSACTIONS

None.

ITEM 14: SECURITIES BEING OFFERED

The Company is offering up to approximately 10,000,000 of its Shares of Common Stock to investors in this Offering. The Shares being offered are non-voting shares of stock in the Company. The full rights and privileges of the Shares of Common Stock are set out in the Bylaws. All shares of common stock of the Company are held in book entry form without certificates. The Shares being sold in this Offering, when issued, will be fully paid and non-assessable. This Offering Circular and this section do not purport to give a complete description of all rights related to the Shares of Common Stock and is qualified in its entirety by the provisions of the Company’s Bylaws, a copy of which has been attached as an exhibit to this Offering Circular.

If all of the Shares in this Offering are sold, the Shares sold would represent approximately twelve percent (12%) of the issued and outstanding combined shares of common stock of the Company. The Offering will remain open for 365 days from the date of this Offering Circular, unless terminated for any reason at the discretion of the Company, or unless extended for up to an additional three hundred and sixty-five (365) days by the Company.

There are no other classes of shares in the Company as of the date of this Offering Circular. The Company does not expect to create any additional classes of shares during the next twelve (12) months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Shares.

Subscription Price

The price per Share of Common Stock in this Offering is four dollars and twenty cents ($4.20) per Share. The minimum subscription that will be accepted from an investor is four hundred and twenty dollars ($420.00) (the “Minimum Subscription”), however, the Company reserves the right to accept a lower amount in the Company’s absolute discretion.

A subscription for four hundred twenty dollars ($420.00) or more in Shares may be made only by tendering to the Company an executed Subscription Agreement delivered with this Offering Circular and the subscription price in a form acceptable to the Company. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated herein and an agreement to hold the offer open until the offer is accepted or rejected by the Company.

The subscription price of the Shares has been arbitrarily determined by the Company’s management without regard to the Company’s assets or earnings or the lack thereof, book value or other generally accepted valuation criteria and does not represent nor is it intended to imply that the Shares being offered have a market value or could be resold at that price, even if a sale were permissible. The valuation was arbitrarily determined by the Company, and not by an independent third party applying a specified valuation criteria. The subscription price is payable in check, wire transfer, ACH, credit or debit card payment or some other form acceptable to the Company as set out in this Offering Circular.

Voting Rights

Holders of our Common Stock are entitled to one vote per share on any matter to be voted upon by stockholders. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation.

Indemnification Clause in Subscription Agreement

The subscription agreement you must sign to invest in this Offering (the “Subscription Agreement”) contains an indemnification clause. The clause provides that you agree to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, broker-dealers, placement agents, shareholders and other agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of your representations and warranties being made when you sign the Subscription Agreement or otherwise being untrue or inaccurate, or because of a breach of the Subscription Agreement by you. By signing the Subscription Agreement, you also grant to the Company the right to set off against any amounts payable by the Company to you, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney’s fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to the Subscription Agreement. If the Company were to enforce this clause against an investor, in all likelihood the matter would be litigated in the State of California applying Delaware law, unless it is a legal action arising under the Securities Act of 1933 or the Securities Exchange Act of 1934. If the matter were litigated in a court of law, a judge or jury would determine the validity of the Company’s claim, and the amount of damages you would owe the Company, if any.

Jurisdiction of Disputes

The Subscription Agreement contains forum selection provisions identifying the state of California as the exclusive forum for certain legal actions. This provision does not apply to legal actions arising under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Additional Matters

The Shares will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Shares of Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company intends to engage Attorney to serve as the transfer agent and registrant for the Shares.

The Shares are held in book entry form and are uncertificated and, as such, will not contain legends, as such would exist on a stock certificate. However, the language of any such legends applicable to the Shares of Common Stock and as set out in this Offering Circular or in the Bylaws, will apply to each Share of Common Stock and shall govern the purchaser and holder of each such Share.

There is no minimum number of Shares that needs to be sold in this Offering in order for funds to be released to the Company and for this Offering to hold its first closing.

There are no other liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board where cumulative voting is permitted or required related to the Shares of Common Stock, provisions discriminating against any existing or prospective holder of the Shares as a result of such investor owning a substantial amount of securities, or rights of investors that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing of this Offering Circular.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (“IRAs”) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of the Shares will be required to meet the above suitability standards.

All potential purchasers of the Shares will be required to comply with know-your-customer and anti-money laundering procedures to comply with various laws and regulations, including the USA Patriot Act. The USA Patriot Act is designed to detect, deter and punish terrorists in the United States and abroad. The Act imposes anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all United States brokerage firms have been required to have comprehensive anti-money laundering programs in effect. To help you understand these efforts, the Company wants to provide you with some information about money laundering and the Company’s efforts to help implement the USA Patriot Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering and terrorism. The use of the United States financial system by criminals to facilitate terrorism or other crimes could taint its financial markets. According to the United States State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year. As a result, the Company believes it is very important to fully comply with these laws.

By submitting a subscription agreement to the Company, you will be agreeing to the following representations. You should check the Office of Foreign Assets Control (the “OFAC”) website at http://www.treas.gov/ofac before making the following representations:

(1) You represent that the amounts invested by you in this Offering were not and are not directly or indirectly derived from any activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of the OFAC-prohibited countries, territories, individuals and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by the OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries, regardless of whether such individuals or entities appear on any OFAC list,

(2) You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a country, territory, entity or individual named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any subscription amounts from a prospective purchaser if such purchasers cannot make the representation set forth in the preceding sentence. You agree to promptly notify the Company should you become aware of any change in the information set forth in any of these representations. You are advised that, by law, the Company may be obligated to “freeze the account” of any purchaser, either by prohibiting additional subscriptions from it, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and that the Company may also be required to report such action and to disclose such purchaser’s identity to the OFAC,

(3) You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure, as such terms are defined in the footnotes below; and

(4) If you are affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if you receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank, you represent and warrant to the Company that: (a) the Foreign Bank has a fixed address, and not solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct its banking activities; and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

To comply with various laws and regulations related to the cannabis industry in California, you will also have to provide the Company with your name, birthdate, social security number or tax identification number and your government-issued identification type and number. By investing in the Company, you will be considered a “financial interest” holder under various California cannabis laws and regulations, and thus your name and other personal information must be disclosed by the Company to various California regulatory agencies. As a financial interest holder, your name and other information will be listed on various applications for licensure for the Company, for example. While the Company will use its best efforts to protect your private information, the Company has no control over the information once it passes it along to the various California agencies.

If you invest in the Company through a company or entity such as a limited liability company, or through any multi-layer business structure, the company or entity, as well as the chief executive officer, members of the board of directors, partners, trustees and all persons who have control of a trust, and managing members or non-member managers of the entity must be disclosed to various California governmental entities and will be listed on various applications for licensure for the Company, for example. Each entity disclosed as having a financial interest must disclose the identities of persons holding financial interests until only individuals remain, whether the entity is a single member entity, or if it is a multi-layer entity.

Furthermore, California law prohibits certain people from having any ownership interest, directly or indirectly, in any business to be operated or conducted under a cannabis license. As such, by signing the Company’s subscription agreement, you will verify and attest that you are not (a) a person holding office in, or employed by, any agency of the State of California or any of its political subdivisions where your duties have to do with the enforcement of California cannabis laws and regulations or any other penal provisions of law of California prohibiting or regulating the sale, use, possession, transportation, distribution, testing, manufacturing, or cultivation of cannabis goods; or (b) a person employed in the State of California Department of Justice as a peace officer, in any district attorney’s office, in any city attorney’s office, in any sheriff’s office, or in any local police department. By signing the Subscription Agreement, you will also agree to immediately notify the Company in writing if, at any time in the future, you become a person employed by or holding office for the entities described above so the Company may make appropriate arrangements with you to have you removed as a financial interest holder of the Company. If you misrepresent to the Company by signing the Subscription Agreement, intentionally or unintentionally, that you are not a person who is employed by or holds office for the entities described above when in fact you are, or if you become a person who is employed by or holds office for the entities described above in the future and fail to immediately notify the Company in writing of such fact, and the Company is damaged in any manner whatsoever as a result of being unaware of you being a financial interest holder in the Company because of your failure to disclose at this time, or to notify the Company in the future if your status changes, you will agree by signing the Subscription Agreement (i) to indemnify the Company for any and all costs, expenses, legal fees or other damages caused by your failure to disclose your present status or by your failure to notify the Company if your status changes in the future, and (ii) to hold the Company harmless for any and all costs, expenses, legal fees or other damages the Company incurs caused by your failure to disclose your present status or to notify the Company if your status changes in the future.

The Company is entitled to rely upon the accuracy of your representations. The Company may, but under no circumstances will it be obligated to, require additional evidence that a prospective purchaser meets the standards set forth above at any time prior to its acceptance of a prospective purchaser’s subscription. You are not obligated to supply any information so requested by the Company, but the Company may reject a subscription from you or any person who fails to supply such information.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. employee benefit plans, such as pensions. ERISA and the rules and regulations of the United States Department of Labor (“DOL”) issued under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. Additionally, the Code imposes certain prohibitions on fiduciaries who invest the assets of ERISA Plans, as well as other benefit plans and arrangements, including individual retirement accounts (“IRAs”) and retirement plans for self-employed individuals (“Keogh plans”). (ERISA Plans and benefit plans subject to the Code are hereafter collectively referred to in this section as “Plans.”) Non-U.S. employee benefit plans, plans of U.S. governmental entities and certain church plans, while not subject to ERISA, may nevertheless be subject to state, local, or other U.S. federal laws or non-U.S. laws that are substantially similar in effect to the foregoing provisions of ERISA or the Code (“Similar Laws”).

The following discussion of certain ERISA and Code considerations is based on statutory authority and judicial and administrative interpretations as of the date hereof and is designed only to provide a general understanding of the basic issues. Accordingly, this discussion should not be considered legal, tax, or accounting advice, and trustees and other fiduciaries of Plans considering an investment in Shares of Common Stock are encouraged to consult their own legal advisors on these matters.

Fiduciary Duties

The investing fiduciary of an ERISA Plan must consider whether the ERISA Plan’s acquisition of Shares of Common Stock satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be solely in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing trust and other instruments, and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. In light of the current legal status of cannabis cultivation and distribution in the U.S. and the rapidly evolving regulatory landscape, fiduciaries responsible for investing ERISA Plan assets should fully review the risks associated with an investment in Shares of Common Stock (see, generally, “Risk Factors,” above), and should consult with legal counsel and accounting professionals prior to making investment in Shares of Common Stock. (See “Risks Related to the Regulatory Environment” above.)

In determining whether an investment in Shares of Common Stock is prudent for ERISA purposes, in addition to the matters discussed in the preceding paragraph, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of Shares of Common Stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment.

Fiduciaries contemplating an investment in Shares of Common Stock on behalf of IRAs, Keogh plans or other arrangements that are exempt from ERISA, may be subject to U.S. state law that is substantially similar in effect to the fiduciary requirements of ERISA.

Prohibited transactions issues

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having specified relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction with a Plan may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction would likely have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies. Moreover, pursuant to Section 408(e)(2) of the Code, the tax-exempt status of an IRA could be lost under the circumstances described in such Section if a transaction is prohibited. Government plans and church plans should consult counsel about prohibited transactions under Similar Laws.

Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code afford Plans a limited exemption from the prohibited transaction rules for the acquisition and disposition of stock, provided that neither the party in interest or disqualified person nor certain of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction.

In addition, the DOL has issued certain class exemptions to the prohibited transactions rules under Section 406 of ERISA and Section 4975 of the Code which exemptions are often of general applicability to many transactions, such as, Prohibited Transaction Exemption (“PTE”) 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), or PTE 96-23 (a class exemption for certain transactions effected by specific in-house asset managers). Other exemptions may be found on the DOL’s website or published in the Federal Register. There can be no assurance that the conditions of any exemptions will be satisfied in the acquisition of Shares of Common Stock.

Plan Asset Considerations

If the assets of the Company were considered to be assets of any Plan investing in Shares of Common Stock (“Plan Assets”), the Company’s management might be determined to be fiduciaries of the Plan with respect to such investment. In this event, the operation of the Company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by ERISA Section 3(42), the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity, such as the Company, will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan makes an equity investment will generally be deemed to be assets of such Plan (commonly called “the look through rule”) unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

●	in securities issued by an investment company registered under the Investment Company Act;

●	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

●	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

●	in which equity participation by “benefit plan investors” is not significant.

The Shares of Common Stock will constitute an “equity interest,” but would be unlikely to constitute “publicly offered securities” for purposes of the Plan Assets Regulation. Moreover, the Company is not a registered under the Investment Company Act. The Company believes, however, that an investment in Shares of Common Stock would satisfy the exception to the look through rule for investments in an operating company. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital.

In the event the Company is not determined to be an operating company, it will endeavor to restrict investments by “benefit plan investors” to levels that are not “significant” in order to satisfy that exception to the look through rule. Under the Plan Assets Regulation, the term “benefit plan investor” is defined as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan as described in and subject to Section 4975 of the Code, and (c) any entity, such as a private equity fund, whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Investments by benefit plan investors are considered “significant” if immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by the benefit plan investors (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. To remain under the 25% Limit, the Company reserves the right to reject, redeem or void any investment by benefit plan investors, but cannot guarantee that benefit plan investors ownership of Shares of Common Stock will be kept to levels that are not “significant.”

Shares of Common Stock sold by the Company may be purchased or owned by investors investing Plan assets or the assets of plans subject to Similar Laws. Nevertheless, the Company’s acceptance of any such investment should not be considered to be a determination or representation by the Company or any of its affiliates that such an investment is appropriate or advisable for such investor.

Plan investors will be required to make such representations as may be required by the Company to confirm their understanding of and compliance with the foregoing, including that neither the acquisition nor holding of Shares of Common Stock by the plan will constitute a non-exempt prohibited transaction under ERISA, the Code or Similar Laws.

EXPERTS

Legal

The validity of the securities offered in this Offering Circular are being passed upon for us by Carter Ledyard & Milburn LLP, which has acted as securities counsel to the Company.

Tax/Auditors

The balance sheet of the Company and its subsidiaries included in this Offering Circular and elsewhere in the offering statement of which this Offering Circular forms a part have been so included in reliance upon the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as discussed in Note 2 to the financial statement) of Green Growth CPA, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

TAXATION ISSUES

NO INFORMATION CONTAINED HEREIN, NOR IN ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT COMMUNICATION SHOULD BE CONSTRUED BY A PROSPECTIVE INVESTOR AS LEGAL OR TAX ADVICE. WE ARE NOT PROVIDING ANY TAX ADVICE AS TO THE ACQUISITION, HOLDING OR DISPOSITION OF THE SECURITIES OFFERED HEREIN. IN MAKING AN INVESTMENT DECISION, INVESTORS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR TO DETERMINE THE U.S. FEDERAL, STATE AND ANY APPLICABLE FOREIGN TAX CONSEQUENCES RELATING TO THEIR INVESTMENT IN OUR SECURITIES. THIS WRITTEN COMMUNICATION IS NOT INTENDED TO BE “WRITTEN ADVICE”, AS DEFINED IN CIRCULAR 230 PUBLISHED BY THE U.S. TREASURY DEPARTMENT.

As noted above, this Offering Circular is not providing, or purporting to provide any tax advice to anyone. Every potential investor is advised to seek the advice of his, her or its own tax professionals before making this investment.

The Company is taxed as a corporation under the U.S. Federal Tax Code. As such, the Company will be subject to federal income tax on its profits and losses prior to dividends being paid to investors. The dividends, if any, will likely be treated as a corporate distribution of equity. Corporate distributions of equity are not deductible to the corporation but are generally taxable to the shareholder, subject to various exceptions and limitations.

Investors are advised to consult their financial and tax advisers to determine if an investment in the Company makes sense for their specific financial and tax situation.

Where You Can Find Additional Information

We have filed with the SEC a Regulation A Offering Statement on Form 1-A, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of securities. Although this Offering Circular, which forms a part of the Form 1-A, contains all material information included in the Form 1-A, parts of the Form 1-A have been omitted as permitted by rules and regulations of the SEC. We refer you to the Form 1-A and its exhibits for further information about us, our securities and this Offering. The SEC maintains a website at http://www.sec.gov, which contains the Form 1-A and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

We are currently subject to ongoing disclosure requirements under Rule 257 of Regulation A, which includes annual reports on Form 1-K, semi-annual reports on Form 1-SA and current reports on Form 1-U. All of our other reports filed with the SEC, can be inspected and copied at the public reference room and on the SEC’s website referred to above. We intend to file a registration statement on Form 8-A to become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, would be required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC pursuant to the Exchange Act.

Prime Harvest, Inc.

Combined Financial Statements

As of and for the years ended December 31, 2021 & 2020

To the Board of Directors and Shareholders of Prime Harvest, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Prime Harvest Group of Companies as of December 31, 2021 and 2020, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes collectively referred to as the financial statements. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

We have served as the Company’s auditor since 2018.

Los Angeles, California

June 9, 2022

Prime Harvest, Inc.

Combined Balance Sheets
As of December 31,

	2021	2020
ASSETS
Current assets
Cash on hand	$256,751	$69,846
Restricted Cash	17,500	17,500
Prepaid Expenses	23,197	11,358
Operating lease right-of-use Asset, Net	74,258	-
Inventories	109,601	89,759
Total current assets	481,307	188,463
Property and equipment - net	57,951	71,717
Other assets	485,048	470,988
TOTAL ASSETS	$1,024,306	$731,168

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Accounts payable	$944,636	$758,599
Other current liabilities	295,689	162,153
Operating lease liability	74,258	-
Related party loan	227,000	25,000
Current portion of long-term debt	3,472	6,298
Total current liabilities	1,545,055	952,050
Long-term debt - net	4,560	15,156
Total liabilities	1,549,615	967,206
Members’ equity	(525,309)	(236,038)
Total liabilities and members’ equity	$1,024,306	$731,168

See Accompanying Notes to the Combined Financial Statements

Prime Harvest, Inc.

Combined Statements of Operations
For the Years Ended December 31,

	2021	2020
Net revenue	$2,806,909	$2,389,476
Cost of goods sold	1,250,187	1,120,448
Gross profit	1,556,722	1,269,028
Expenses
General and administrative	440,125	599,291
Advertising and marketing	216,617	254,360
Rent or lease expense	168,179	180,124
Licenses and permits	49,952	49,817
Depreciation	13,766	14,545
Payroll	389,996	287,003
Security services	91,024	78,421
Total expenses	1,369,659	1,463,561
Operating Income (loss)	187,063	(194,533)
Interest expense	11,334	2,829
Income (loss) before provision for income taxes	175,729	(197,362)
Provision for income taxes	326,698	268,096
Net Loss	$(150,969)	$(465,458)

See Accompanying Notes to the Combined Financial Statements

Prime Harvest, Inc.

Combined Statements Changes in Members’ Equity
For the Years Ended December 31, 2021 and 2020

Balance December 31, 2019	$282,421
Net Loss	(465,458)
Member distributions	(59,000)
Member contributions	5,999
Balance December 31, 2020	$(236,038)
Net Loss	(150,969)
Member distributions	(138,302)
Member contributions	-
Balance December 31, 2021	$(525,309)

See Accompanying Notes to the Combined Financial Statements

Prime Harvest, Inc.

Combined Statements of Cash Flows

For the Years Ended December 31, 2021 and 2020

	2021	2020
Cash flow from operating activities
Net Loss	$(150,969)	$(465,458)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,766	14,545
Amortization	49,900	-
Non-cash operating lease costs	74,258	-

Net changes in operating assets and liabilities
Prepaid assets	(11,839)	(11,358)
Inventory	(19,843)	(25,975)
Other assets	(63,960)	(20,833)
Accounts payable	388,038	431,482
Accrued liabilities	133,536	83,663
Cash payment -operating lease liability	(74,258)	-
Net cash provided (used) by operating activities	338,629	6,066
Cash flow from investing activities
Purchase of property and equipment	-	(34,507)
Net investment in La Mesa	-	(34,253)
Net cash provided (used) by investing activities	-	(68,760)
Cash flow from financing activities
Proceeds from loans payable	-	18,524
Payments of loans payable	(13,422)	(5,365)
Member contributions	-	5,999
Member distributions	(138,302)	(59,000)
Net cash provided by financing activities	(151,724)	(39,842)
Change in cash	186,905	(102,536)
Cash-beginning of year	87,346	189,882
Cash-end of year	$274,251	$87,346
Supplemental Disclosure of Cash Flow Information Cash paid during the year for interest	$-	$2,829
Cash paid during the year for income taxes	$-	$-

See Accompanying Notes to the Combined Financial Statements

Prime Harvest, Inc.

Notes to the Combined Financial Statements

December 31, 2021

NOTE 1: THE COMPANY

Prime Harvest, LLC (the “Company”) was formed on May 31, 2016 in the state of Nevada. The Company is engaged in the sourcing, processing, and distribution of high-quality cannabis and its headquarters are located in Ramona, California. The Company was established to become a leading vertically integrated cannabis company, through optimizing assets and intellectual property along the supply chain.

In March, 2017 1113131 B.C. LTD was incorporated under the Business Corporations Act in Province of British Columbia, Canada. This entity was formed with the intent of acquiring the assets and assuming the liabilities of Prime Harvest, INC. (per IFRS definition) on or before December 31, 2017.

From April 2017 to December 2017, 1113131 B.C. LTD issued 5,420,210 common shares for gross proceeds of $1,819,836 CAN through several private placements. On December 31, 2017, the Company issued 2,525,000 unrestricted common shares at a total fair value of $808,000 CAN and 12,000,000 restricted common shares at a total fair value of $3,840,000 CAN to acquire Prime Harvest. Of the capital raised by 1113131 B.C. LTD, certain amounts were transferred to Prime Harvest, Inc. to cover real estate acquisitions and operating expenses (see note 8). In 2018, the Company applied for a medical cannabis retail license with the City of La Mesa, California and invested approximately $100,000 into a property on Commercial Street, California. Due to lack of funding the option to purchase this location expired in 2019 but the Company’s application for a cannabis retail dispensary license in the City of La Mesa, California received final approval and the Company was granted a Conditional Use Permit (City of La Mesa CUP #317-85).

In 2018 and leading into 2019, the capital markets had shifted and essentially shut down the window on newer companies in the space, thus leaving 1113131 to reorganize so that it could move forward (see note 9).

2019 was a transition period for the Company. In 2020, the Company completed its transformation to a U.S. corporate entity. In 2020, the Canadian entity 1113131 successfully converted to Prime Harvest Inc., a U.S company which continues to operate its original Ramona California location, expanding its revenue and customer base, continue its second license for a cannabis dispensary in La Mesa CA while solidifying ongoing relationships suppliers and distributors and operating in the most heavily regulated environment in the state of California. The Company is now prepared to raise additional capital to fuel its expansion in the California market through it’s JAXX CANNABIS branded retail and delivery services statewide.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accounting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) as set forth in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). Unless otherwise specified, references to accounting provisions and GAAP in these notes refer to the requirements of the FASB ASC.

Prime Harvest, Inc.

Notes to the Combined Financial Statements

December 31, 2021

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basis of Combination

The combined financial statements presented herein include assets, liabilities, revenues, and expenses directly attributable to the operations of Prime Harvest Group of Companies. These combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All significant intracompany transactions and accounts have been eliminated. Certain prior year amounts have been reclassified for consistency with current year presentation.

Significant account judgments, estimates and assumptions

The preparation of the Company’s combined financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, in addition to revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Significant judgments, estimates and assumptions that have the most significant effect on the amounts recognized in the combined financial statements are described below:

●	Estimated useful lives and depreciation of property and equipment.

●	Estimate of collectability of outstanding trade receivables and other receivables.

●	Recoverability of the Company’s net deferred tax assets and any related valuation allowance.

Depreciation of property and equipment is dependent upon estimates of useful lives that are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

Evaluations of collectability of trade receivables and other receivables is used by management to determine any necessary reserves to be established over these balances for amounts that ultimately will not be collected.

Deferred tax assets and any valuation allowance against these assets are based on management’s expectations that their assets will be utilized in future periods.

New Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09 Revenue from Contracts with Customers. The new guidance outlines a comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The core principle of the new guidance is that companies are to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance also includes a cohesive set of disclosure requirements intended to provide users of financial

Prime Harvest, Inc.

Notes to the Combined Financial Statements

December 31, 2021

New Pronouncements (continued)

statements with comprehensive information about revenue arising from contracts with customers. This new guidance was effective for the Company in 2019, however, in May 2020, the FASB voted to defer the effective date by one year for private companies due to COVID-19. The Company adopted ASU No. 2014-09 On January 1, 2018.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. ASU No. 2015-17 requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. This guidance is effective for the period beginning January 1, 2018. The Company early adopted the provisions of ASU No. 2015-17 during the 2018 year.

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842). The new standard requires lessees to record the assets and liabilities arising from all leases in the statement of financial position. Under this new guidance, lessees will recognize a liability for lease payments and a right-of-use asset. When measuring assets and liabilities, a lessee should include amounts related to option terms, such as the option of extending or terminating the lease or purchasing the underlying asset, that are reasonably certain to be exercised. For leases with a term of 12 months or less, lessees are permitted to make an accounting policy election to not recognize lease assets and liabilities. For operating leases, a lessee will recognize a single lease cost on a straight-line basis and classify all cash payments within operating activities in the statement of cash flows. ASC 842 is effective for private companies for fiscal years beginning after December 15, 2021. The Company therefore adopted ASC 842 in 2021. The Company did not record any impact to shareholders’ equity (deficit) upon transition.

Cash

Cash includes all cash on hand. The Company’s cash are maintained at the Company’s offices. The Company has no cash equivalents as of December 31, 2021 or 2020, respectively.

Restricted Cash

Restricted cash consists of a non-refundable deposit paid at the inception of the lease in 2017 (see note 11). The monies will be used towards the last month’s rent or at termination of the lease to cover any other costs as defined by the lease agreement.

Inventories

Inventories are valued at the lower of cost and net realizable value. Costs related to raw materials and finished goods are determined on the first-in, first-out basis. Specific identification and average cost methods are also used primarily for certain packing materials and operating supplies. The Company determined there was no reserve for slow moving and obsolete inventory as of December 31, 2021 and 2020, respectively.

Prime Harvest, Inc.

Notes to the Combined Financial Statements

December 31, 2021

Property and Equipment

Property and equipment are stated at cost. Normal repairs and maintenance costs are charged to earnings as incurred and additions and major improvements are capitalized. The cost of assets retired or otherwise disposed of and the related depreciation are eliminated from the accounts in the period of disposal and the resulting gain or loss is credited or charged to earnings.

Depreciation is computed over the estimated useful lives of the related asset type or term of the operating lease using the straight-line method for financial statement purposes. The estimated service lives for property and equipment are as follows:

Category	Use ful Life
Property	40 years
Leasehold improvements	Lesser of 15 years or remaining term of lease
Machinery & equipment	3-6 years
Furniture & fixtures	2-10 years
Vehicles	4-5 years

Impairment of Long-lived Assets

Long-lived assets, such as property and equipment and identifiable intangibles with finite useful lives, are periodically evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We look for indicators of a trigger event for asset impairment and pay special attention to any adverse change in the extent or manner in which the asset is being used or in its physical condition. Assets are grouped and evaluated for impairment at the lowest level of which there are identifiable cash flows, which is generally at a location level. Assets are reviewed using factors including, but not limited to, our future operating plans and projected cash flows. The determination of whether impairment has occurred is based on an estimate of undiscounted future cash flows directly related to the assets, compared to the carrying value of the assets. If the sum of the undiscounted future cash flows of the assets does not exceed the carrying value of the assets, full or partial impairment may exist. If the asset carrying amount exceeds its fair value, an impairment charge is recognized in the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined using an income approach, which requires discounting the estimated future cash flows associated with the asset.

Leased Assets

The Company adopted Audit Standards Update (“ASU”) 2016-02, “Leases (Topic 842)” (“ASC 842”) using the full retrospective approach, which provides a method for recording existing leases at adoption using the effective date as its date of initial application. Accordingly, the Company has recorded its leases at inception of the Company. The Company elected the package of practical expedients provided by ASC 842, which forgoes reassessment of the following upon adoption of the new standard: (1) whether contracts contain leases for any expired or existing contracts, (2) the lease classification for any expired or existing leases, and (3) initial direct costs for any existing or expired leases. In addition, the Company elected an accounting policy to exclude from the balance sheet the right-of-use assets and lease liabilities related to short-term leases, which

Prime Harvest, Inc.

Notes to the Combined Financial Statements

December 31, 2021

Leased Assets (continued)

are those leases with a lease term of twelve months or less that do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise.

The Company applies judgment in determining whether a contract contains a lease and if a lease is classified as an operating lease or a finance lease. The Company applies judgement in determining the lease term as the non-cancellable term of the lease, which may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. All relevant factors that create an economic incentive for it to exercise either the renewal or termination are considered. The Company reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise or not to exercise the option to renew or to terminate. In adoption of ASC 842, the Company applied the practical expedient which applies hindsight in determining the lease term and assessing impairment of right-of-use assets by using its actual knowledge or current expectation as of the effective date. The Company also applies judgment in allocating the consideration in a contract between lease and non-lease components. It considers whether the Company can benefit from the right-of-use asset either on its own or together with other resources and whether the asset is highly dependent on or highly interrelated with another right of-use asset. Lessees are required to record a right of use asset and a lease liability for all leases with a term greater than twelve months. Lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. The incremental borrowing rate is determined using estimates which are based on the information available at commencement date and determines the present value of lease payments if the implicit rate is unavailable.

Income Taxes

Effective January 1, 2019, Prime Harvest, LLC has elected to be treated as a C corporation for income tax purposes. The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The Company records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense. The Company records tax positions taken or expected to be taken in a tax return based upon the amount that is more likely than not to be realized or paid, including in connection with the resolution of any related appeals or other legal processes. Accordingly, the Company recognizes liabilities for certain unrecognized tax benefits based on the amounts that are more likely than not to be settled with the relevant taxing authority. The Company recognizes interest and/or penalties related to unrecognized tax benefits as a component of income tax expense.

Prime Harvest, Inc.

Notes to the Combined Financial Statements

December 31, 2021

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenue from the direct sale of cannabis goods to customers is recognized when the Company transfers control of the goods to the customer at the point of sale and the customer has paid for the goods. The Company generates revenue at the point in time the goods are transferred to the customer, as the Company has a right to payment, and the customer has significant risks and rewards of such goods therefore performance obligations are satisfied.

Sales and Excise Tax

Sales and excise taxes remitted to tax authorities are government-imposed sales and excise taxes on cannabis goods and related products sold. Sales and excise taxes are not included in the Company’s revenues shown in the combined statements of operations. Sales and excise taxes are recognized as a current liability within taxes payable on the accompanying combined balance sheets, with the liability subsequently reduced when the taxes are remitted to the tax authority.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments included in current assets and current liabilities (such as cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of such instruments.

The inputs used to measure fair value are based on a hierarchy that prioritizes observable and unobservable inputs used in valuation techniques. These levels, in order of highest to lowest priority, are described below: Level 1—Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2—Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3—Unobservable inputs reflecting the Company’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

NOTE 3: INVENTORY

Inventory was comprised of the following items:

As of December 31,	2021	2020
Finishe d goods	$109,601	$89,759
Less: allowance for obsolescence	-	-
Total inventory	$109,601	$89,759

Prime Harvest, Inc.

Notes to the Combined Financial Statements

December 31, 2021

NOTE 4: LEASES

As a result of the adoption of ASC 842 the Company has changed its accounting policy for leases. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and accrued obligations under operating lease (current and non-current) liabilities in the consolidated and combined balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are classified as a finance lease or an operating lease. A finance lease is a lease in which 1) ownership of the property transfers to the lessee by the end of the lease term; 2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise; 3) the lease is for a major part of the remaining economic life of the underlying asset; 4) The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already included in the lease payments equals or exceeds substantially all of the fair value; or 5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. The Company classifies a lease as an operating lease when it does not meet any one of these criteria.

ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Most operating leases contain renewal options that provide for rent increases based on prevailing market conditions. The Company has lease extension terms at its properties that have either been extended or are likely to be extended. The terms used to calculate the ROU assets for these properties include the renewal options that the Company is reasonably certain to exercise.

The Company leases land, buildings, equipment and other capital assets which it plans to use for corporate purposes and the production and sale of cannabis products. Leases with an initial term of 12 months or less are not recorded on the consolidated and combined balance sheets and are expensed in the consolidated and combined statements of operations on the straight-line basis over the lease term.

The below are the details of the lease cost and other disclosures regarding the Company’s leases:

As of December 31,	2021	2020
Operating lease cost	$74,257	$-

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow from operating leases	$(74,257)	-
Weighted-average remaining lease term (years) - Operating leases	0.42
Weighted-average discount rate - Operating leases	6%

Prime Harvest, Inc.

Notes to the Combined Financial Statements
December 31, 2021

NOTE 4: LEASES (CONTINUED)

The discount rate used to determine the commencement date present value of lease payments is the interest rate implicit in the lease, or when that is not readily determinable, the Company utilizes its secured borrowing rate. ROU assets include any lease payments required to be made prior to commencement and exclude lease incentives. Both ROU assets and lease liabilities exclude variable payments not based on an index or rate, which are treated as period costs. The Company’s lease agreements do not contain significant residual value guarantees, restrictions or covenants. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

Operating Lease Liabilities and Right of Use Assets

The Company leases a business facility from a third party under non-cancellable operating lease agreement that specify minimum rentals. The operating lease requires monthly payments of $15,000 and expire through May 2022.

Future minimum operating lease payments under non-cancelable operating leases are $75,000 in 2022. All of this is current.

NOTE 5: DETAILS OF CURRENT AND CERTAIN OTHER ASSETS

Current Assets and Other Assets consist of the following: items:

As of December 31,	2021	2020
Other assets:
Deposits on La Mesa Commercial	$372,556	$372,556
Prepaid License Fees	60,000	60,000
Security Deposit	15,000	15,000
Licenses	34,893	$20,833
Due from Affiliatte	2,200	2,200
Trademark	399	399
Total other assets	$485,048	$470,988

Prime Harvest, Inc.

Notes to the Combined Financial Statements

December 31, 2021

NOTE 6: PROPERTY AND EQUIPMENT

Major Categories of property and equipment are summarized as follows:

As of December 31,	2021	2020
Leasehold improvements	$35,641	$35,641
Machinery & equipment	10,202	10,202
Furniture & fixtures	18,144	18,144
Vehicles	58,890	58,890
Property and equipment at cost	122,877	122,877
Accumulated depreciation	(64,926)	(51,160)
Property and equipment, net	$57,951	$71,717
Depreciation expense	$13,766	$14,545

Depreciation expense for property and equipment for the years ended December 31, 2021, and 2020 were $13,766 and $14,545 respectively.

NOTE 7: CURRENT LIABILITIES

Current liabilities consist of the following items:

As of December 31,	2021	2020
Accounts payable
Trade accounts payable	$617,938	$490,503
Federal and State taxes payable	326,698	268,096
Other current liabilities
Lease payable	81,500	81,500
Sales tax payable	81,684	73,152
Payroll accrual (incl tax)	130,582	7,501
Excise tax payable	1,923
Operating lease liability	74,258
Related party loan	227,000	25,000
Current portion of long-term debt
Vehicle loan	3,472	6,298
Total current liabilities	$1,545,055	$952,050

Prime Harvest, Inc.

Notes to the Combined Financial Statements
December 31, 2021

NOTE 8: MEMBERS’ EQUITY

The Company was initially capitalized through private investment as well as the transfer of funds from 1113131 B.C. LTD as described in Note 1 and further in Note 8. As of December 31, 2021, and 2020, the Company was still closely held.

NOTE 9: DEBT

Vehicle loans

In October 2020, the Company purchased a car for the Company and financed it for a total loan commitment of $18,524 (including interest of 3.390%). Monthly Payments of $281 were made starting January 20, 2021. The combined payments due within 12 months of $3,368 have been classified as current and included in current liabilities as of December 31, 2021. Also included as current are the remaining payments due on the prior vehicle loan of $104.

Long term Debt is comprised of the following:

As of December 31,	2021	2020
Vehicle loans	4,560	15,156
Total long-term debt	$4,560	$15,156

NOTE 10: INCOME TAXES

As the Company operates in the legal cannabis industry, the Company is subject to the limits of IRC Section 280E for U.S. federal income tax purposes under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. However, the State of California does not conform to IRC Section 280E and, accordingly, the Company deducts all operating expenses on its California Franchise Tax Returns.

On December 22, 2017, the U.S. enacted the “Tax Cuts and Jobs Act” (“Tax Act”), which lowered the U.S. statutory tax rate from 35% to 21% effective January 1, 2018. The Company recognized the income tax effects of the Tax Act in its combined financial statements. These effects did not materially impact the Company’s accounting for income tax as of and for the year ended December 31, 2021.

Prime Harvest, Inc.

Notes to the Combined Financial Statements
December 31, 2021

NOTE 10: INCOME TAXES (CONTINUED)

The income tax provision consisted of the following:

December 31,	2021	2020
Current	$325,098	$266,496
Federal
State	1,600	1,600
Total current	326,698	268,096
Deferred tax expense	-	-
Federal
State	-	-
Total deferred tax expense	-	-
Income tax expense	$326,698	$268,096

The principal items accounting for the differences in income taxes computed at the US statutory rate (21%) and the effective income tax rate for continuing operations comprise the following:

	2021	2020
Taxes computed at statutory rate	$36,645	$(41,446)
State taxes	1,600	1,600
Federal taxes	-	-
Non deductible expenses	280,564	304,273
Other	7,889	3,669
Income tax provisions	$326,698	$268,096

Prime Harvest, Inc.

Notes to the Combined Financial Statements
December 31, 2021

NOTE 10: INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

	2021	2020
Deferred tax assets:
Accrued expense and other		$-
Capital loss	315,574	315,574
Net operating losses	305,907	312,795
Total deferred tax assets	$621,481	$628,369
Deferred tax liability: Depreciation	(22,607)	-
Total deferred tax liability	$(22,607)	$-
Valuation Allowance	$(621,481)	$(628,369)
Net deferred tax asset/liability	$-	$-

The net change in the valuation allowance for 2021 and 2020 was ($6,888) and $49,256, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company is not recognizing its deferred tax asset balances as of December 31, 2021, and 2020.

Federal and state tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership of the Company, as defined by Internal Revenue Code Section 382 (Section 382). A formal section 382 study has not been completed by the company yet. The Company has net operating loss carryforwards for federal and state income tax purposes of approximately $49,410 and $403,442 respectively, as of December 31, 2021, and 2020. Per TCJA of 2017, the federal net operating loss (NOL) carryforwards generated in 2018 and future years can be carried forward indefinitely. There are no federal NOL carryforwards generated in 2017 and prior years. The state net operating loss carryforwards, if not utilized, will expire beginning in 2038.

As of December 31, 2021, and 2020, the income tax provisions of $326,698 and $268,096 within the combined statements of operations included no other tax expense. The Company applies the provisions of ASC 740 related to accounting for uncertain tax positions, which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Under this provision, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. Tax benefits of an uncertain tax position will not be recognized if it has less than a 50% likelihood of being sustained based on technical merits. As of December 31, 2021, and 2020, there are no unrecognized tax benefits and the Company does not anticipate any material change in the total amount of unrecognized tax benefits to occur within the next twelve months. ASC 740 requires the Company to accrue interest and penalties where there is an underpayment of taxes based on the Company’s best estimate of the amount ultimately to be paid. The Company’s policy is to recognize interest accrued related to unrecognized tax benefits and penalties as income tax expense. The Company has not recorded any interest or penalties as the liability associated with the unrecognized tax benefits is immaterial.

Prime Harvest, Inc.

Notes to the Combined Financial Statements
December 31, 2021

NOTE 10: INCOME TAXES (CONTINUED)

The State of California enacted A.B. 85, a tax provision that suspends the use of net operating loss carryforwards (“NOLs”) entirely for taxpayers with net business income of $1 million or more and limits the use of certain business tax credits to $5 million total for 2020, 2021, and 2022. The Company has no suspended NOLs as of December 31, 2021.

As the Company operates in the legal cannabis industry, the Company is subject to the limits of IRC Section 280E. The Company has accrued approximately $325,098 and $266,496 for its federal tax liability as of December 31, 2021, and 2020, respectively.

The Company is subject to examination for its US federal and California jurisdictions for each year in which a tax return was filed.

NOTE 11: COMMITMENTS AND CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation as of December 31, 2021, and 2020 respectively.

Cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

Risk and Uncertainties

In early 2020, an outbreak of a novel strain of coronavirus (“COVID-19”) emerged globally. As a result, events have occurred including mandates from federal, state, and local authorities leading to an overall decline in economic activity which could result in a loss of revenue and other material adverse effects to the Company’s financial position, results of operations, and cash flows. The Company is not able to reliably estimate the length or severity of this outbreak and the related financial impact, if any.

Prime Harvest, Inc.

Notes to the Combined Financial Statements
December 31, 2021

NOTE 11: COMMITMENTS AND CONTINGENCIES (CONTINUED)

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2021, and 2020 respectively, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

NOTE 12: RELATED PARTIES

On March 29, 2017, 1113131 B.C. LTD was incorporated under the Business Corporations Act in Province of British Columbia, Canada. This entity was formed with the intent of acquiring the assets and assuming the liabilities of Prime Harvest, Inc. (per IFRS definition) on or before December 31, 2017. On August 10, 2018 Eulenthius Alexander consented in writing to act as the Chief Operating Officer of 1113131 B.C. LTD. As of December 31, 2021, Eulenthius Alexander continues to serve in this position.

NOTE 13: SUBSEQUENT EVENTS

Management has evaluated subsequent events, as defined by ASC 855, Subsequent Events, through June 9, 2022 (the date that the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require further recognition in the financial statements.

Prime Harvest, Inc.

Best Efforts Offering of

$42,000,000 Maximum Offering Amount (10,000,000 Shares of Common Stock)

OFFERING CIRCULAR

___________, 2022

PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1	Broker-Dealer Agreement Dalmore
2.1	Certificate of Incorporation *
2.2	Bylaws *
4.1	Form of Subscription Agreement
4.2	Management Agreement for JAXX Cannabis lease *
4.3	Binding Letter of Intent entered into with Renny Bowden re: JAXX Cannabis *
4.4	Marketing Administrative Agreement
4.5	Membership Interest Purchase Agreement
8.1	Form of Escrow Agreement
10.1	Power of Attorney (as included on the signature page).
11.1	Consent of Green Growth CPAs
11.2	Consent Carter Ledyard & Milburn LLP (as contained in Exhibit 12.1)
12.1	Opinion of Carter Ledyard & Milburn LLP

*	Previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramona, State of California, on December 2, 2022.

Prime Harvest, Inc.

By:	/s/ E. Duane Alexander
E. Duane Alexander Chief Executive Officer

Pursuant to the requirements of Regulation A, this Form 1-A/A has been signed by the following persons in the capacities indicated on December 2, 2022.

Name	Title

/s/ E. Duane Alexander	President, Chief Executive Officer
E. Duane Alexander	(Principal Executive Officer) and Director

*	Director
John J. Wilczak

*	Chief Financial Officer
Andrea Jenson	(Principal Financial and Accounting Officer)

*By:	/s/ E. Duane Alexander
E. Duane Alexander
Attorney-in-Fact

III-2